Exhibit 10.49

MEMBERSHIP INTERESTS PURCHASE AGREEMENT

BETWEEN

LAKESHORE AQUA RENTAL LLC
AND
MAGELLAN AQUA LLC
AS
SELLER
AND
BEHRINGER HARVARD MULTIFAMILY OP I LP,
AS
PURCHASER

Dated as of September 3, 2010

MEMBERSHIP INTERESTS PURCHASE AGREEMENT

THIS MEMBERSHIP INTERESTS PURCHASE AGREEMENT (this “Agreement”) is entered into as of September 3, 2010. (the “Effective Date”), by and among Lakeshore Aqua Rental LLC, an Illinois limited liability company (“Seller 1”) and Magellan Aqua LLC, an Illinois limited liability company (“Seller 2” and together with Seller 1, collectively, “Seller”), and Behringer Harvard Multifamily OP I LP, a Delaware limited partnership (“Purchaser”).

WHEREAS, as of the Effective Date, Seller owns 100% of the membership interests (the “Entire Interests”) in, Aqua Rental LLC, a Delaware limited liability company (the “Company”);

WHEREAS, an affiliate of Seller, Aqua at Lakeshore East LLC, an Illinois limited liability company (“Aqua at LSE”) is the owner in fee simple of the land legally described in Exhibit A (the “Land”) and certain air rights (the “Air Rights”) located at 225 North Columbus Drive, in Lakeshore East, Chicago, Illinois;

WHEREAS, Aqua at LSE has developed an 82-story, mixed use building known as “Aqua at Lakeshore East” tower (the “Building”) in the Air Rights above the Land (collectively, the Building, Air Rights and Land, the “Project”);

WHEREAS, the Project has been legally divided into the following five parcels (each, a “Parcel”), each of which is legally described on Exhibit B:

A.            A parcel improved with a hotel including a ballroom, hotel rooms and various public and back of house spaces located on Levels P5, P1, 1, 2 and 4 through 18 of the Building (collectively, the “Hotel Parcel”);

B.            A parcel improved with (i) residential condominium units located on Levels 53 through 82 of the Building, (ii) certain related amenities and facilities on Levels 1 and 3 of the Building and (iii) parking on Levels P5 through P1 of the Building consisting of approximately 320 parking spaces (the “Condominium Parcel”);

C.            A parcel improved with nine residential-unit park-home condominiums on Levels P5 through P2 of the Building;

D.            A parcel improved with (i) 474 residential apartments located on Levels 19 through 52 of the Building, (ii) certain related amenities and facilities located on Levels 1 through 3 of the Building and (iii) a public parking garage located on Levels P1 through P5 of the Building containing approximately 967 spaces (collectively, the “Apartment Parcel”); and

E.             A parcel improved for commercial and retail uses located Levels P1, 1 and 2 of the Building consisting of approximately 60,713 square feet of space (collectively, the “Retail Parcel”).

WHEREAS, the Company owns, or at the time of Closing (as hereinafter defined) will own, the Apartment Parcel and the Retail Parcel, which are collectively referred to herein as the “Real Property”; and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to acquire from Seller, the Interests (as hereinafter defined), all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
Purchase and Sale of Interests

1.1           Purchase and Sale of Interests. On the terms and subject to the conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, 75% of the Entire Interests (the “Interests”).

1.2           Earnest Money. Within two business days after Purchaser shall have received a copy of this Agreement executed by Seller, Purchaser shall deposit with Seller an amount in cash equal to $100 (the “Earnest Money”) which shall be held by Seller until the Closing or any sooner termination of this Agreement. No interest shall be earned on the Earnest Money. The provisions of this Agreement regarding disposition of the Earnest Money, or any portion thereof, following a termination of this Agreement shall survive termination of this Agreement.

1.3           Purchase Price. On the terms and subject to the conditions set forth herein, at the Closing, Purchaser will pay to Seller an aggregate amount equal to $189,000,000 (the “Unadjusted Purchase Price”) for the Interests, subject to adjustment as provided in Section 1.4 (as so adjusted, the “Purchase Price”). At the Closing, Purchaser shall pay the Purchase Price, less an amount equal to the Earnest Money, by wire transfer of immediately available funds to Portfolio Title Company, 134 N. LaSalle Street, Chicago, Illinois 60602, Attention: Henry Marmol (“Escrow Agent”).

1.4           Adjustments and Prorations.

(a)           The following adjustments to the Unadjusted Purchase Price shall be made between the parties hereto as of 12:01 A.M., prevailing Central Time, on the Closing Date (as hereinafter defined). Not less than two business days prior to the Closing Date, Seller shall provide to Purchaser such information and verification reasonably necessary to support the adjustments and prorations under this Section 1.4. The following adjustments and prorations shall be based on the actual number of days in the applicable period.

(i)            Real estate, franchise or other taxes, impact fees and assessments as of the Closing Date in accordance with the custom applicable in the city, town or county in which the Real Property is situated, including assessments payable pursuant to that certain Building Operating Agreement, that certain Lakeshore East Declaration and that certain Special Assessment payable to the City of Chicago under Warrant Number 62456, each of which will be more particularly identified in the Commitment (as hereinafter defined). If any taxes, impact fees or assessments are not available on the Closing Date, then proration will be made on the basis of amounts assessed in the previous year, with a subsequent cash adjustment of such proration to be made between Seller and Purchaser, if necessary, when actual figures are available. Notwithstanding any provision to the contrary contained herein, Seller and Purchaser acknowledge that the general real estate taxes and special assessments for the Real Property for the year in which the Closing occurs (and for prior years) shall be assessed together with the general real estate taxes and special assessments for the balance of the Project. The prorations of real estate taxes and special assessments determined at Closing pursuant to this Subsection 1.4(a)(i) will be based upon the allocations provided for in the Building Operating Agreement in respect of the most recent ascertainable tax bill(s) for the Project. The initiation, withdrawal, settlement or compromise of any protest or reduction proceeding, affecting the real estate taxes or assessments assessed against any portion of the Project or the Building prior to the Real Property components being separately taxed shall be controlled by Seller (or Aqua at LSE, as applicable). Any net refund or credit (i.e., after deducting reasonable attorneys’ fees and expenses in obtaining such refunds or credits) attributable to any year prior to the year in which the Closing occurs shall belong to and be the property of Seller and all net refunds or credits received after Closing and attributable to the year in which the Closing occurs shall be reasonably apportioned between Seller and Purchaser in the same method as prorations are calculated pursuant to this Section 1.4(a)(i);

(ii)           Rental payments, common area maintenance charge payments, tax payments and other receipts in respect of the Real Property actually received for the month or other period in which the Closing occurs, as of the Closing Date. If at the time of Closing there are past-due rents or other charges owing from any tenant of the Real Property, then, upon receipt thereof, Seller shall be entitled to all of such funds from such tenant to the Closing Date. The first rents and charges collected will be applied first to rents that became due and payable after Closing, and second, to those that were due and payable prior to Closing, in reverse order of maturity;

(iii)          Except to extent utilities are paid directly by Tenants, Seller shall obtain or cause the Company to obtain meter readings on all utilities as of the Closing Date, and if such readings are obtained, then Purchaser shall receive a credit for amounts due as of the Closing Date. Any utility deposits shall be credited to Seller. If Seller is unable to obtain or cause the Company to obtain meter readings as of the Closing Date, then utilities shall be prorated at the Closing Date based upon the most-recent utility bills;

(iv)          In respect of any Tenant Lease that provides for the payment of additional rent based upon a percentage of the tenant’s gross sales during a specified annual or other period (such additional rent is referred to herein as “Percentage Rent”), if the Closing shall occur prior to the time when any such Percentage Rent is payable, then such Percentage Rent for the applicable accounting period in which the Closing occurs shall be apportioned subsequent to the Closing promptly after the collection thereof;

(v)           Any deposits then held under Tenant Leases, together with accrued interest thereon wherever interest is provided for in such Tenant Leases or by applicable Law;

(vi)          Any other operating expenses of the Real Property, including permits, licenses or other prepaid expenses (e.g., any amounts paid or payable under Contracts as of the Closing Date); and

(vii)         The aggregate amount of all credits in respect of all apartment units not in Rent Ready Condition as contemplated by Section 7.6.

(b)           Within 90 days after the final bills for any prorated item become available, Seller and Purchaser shall make a final adjustment and reconciliation of the prorations made pursuant to this Agreement.

(c)           On or before the Closing Date, Seller shall pay: (i) the premium for the Owner’s Title Policy; (ii) costs and expenses for the Survey; (iii) any State and County transfer, excise,

document stamps, sales and similar taxes applicable to the transactions contemplated hereby and Seller’s ‘CTA’ portion of City of Chicago transfer tax; (iv) one-half of any escrow fee, including any “New York Style” closing fee; (v) costs of tax certificates, if any; (vi) Seller’s attorneys’ fees; (vii) costs to discharge or bond around Monetary Encumbrances; and (viii) other expenses stipulated to be paid by Seller under other provisions of this Agreement. On or before the Closing Date, Purchaser shall pay: (A) the premium for any endorsements to the Owner’s Title Policy, the Excess Premium (as hereinafter defined) for the Owner’s Title Policy, and any cost related to a lender’s title insurance policy; (B) Purchaser’s portion of the City of Chicago transfer, excise, document stamps, sales and similar taxes applicable to the transactions contemplated hereby; (C) one-half of any escrow fee, including any “New York Style” closing fee; (D) Purchaser’s attorneys’ fees; (E) recording fees (other than fees for documents to terminate or release any Monetary Encumbrances or to cure any title encumbrances); (F) other expenses stipulated to be paid by Purchaser under other provisions of this Agreement; and (G) the cost of its due diligence and all fees and expenses in connection with the Acquisition Financing (as hereinafter defined) that are incurred by Purchaser, including any commission due to Broker (as hereinafter defined) to the extent that Purchaser engages Broker and obtains the Acquisition Financing from a lender procured by Broker. At Purchaser’s request, Seller has agreed to have Chicago Title Insurance Company (the “Title Company”) issue the Owner’s Title Policy (and the loan policy) in connection with the transactions contemplated by this Agreement; provided that Purchaser agrees to pay the amount (the “Excess Premium”) by which the premium charged by the Title Company for the Owner’s Title Policy exceeds the premium that would have been charged by Escrow Agent for the Owner’s Title Policy, such amount currently estimated at $30,000. The parties further acknowledge and agree that Escrow Agent, as title agent for Old Republic, will provide any required reinsurance at Seller’s cost.

(d)           If the amount of loan proceeds received from the Acquisition Financing at the Closing is more than $100,000,000, the interest rate is fixed at an amount less than 3.5% for a minimum of the initial five years of the Acquisition Financing, with interest-only payable during the entire term of the Acquisition Financing and is non-recourse to the Company except for customary non-recourse carve-outs (collectively, the “Specified Terms”), then the Unadjusted Purchase Price shall be increased by $1,000,000. Notwithstanding the foregoing, if Seller has delivered or caused to be delivered to Purchaser a term sheet from a reputable lender evidencing such lender’s willingness to make a loan to the Company or Purchaser on the Specified Terms, and Seller and Purchaser determine in their reasonable discretion that such lender could reasonably be expected to perform its obligations under such term sheet (assuming the satisfaction by the Company or Purchaser, as applicable, of the conditions therein requiring the performance of the Company or Purchaser, as applicable), then the Unadjusted Purchase Price shall be increased by $1,000,000 notwithstanding an election by Purchaser not to pursue the Acquisition Financing with such lender or on the Specified Terms.

(e)           Notwithstanding any provision of this Agreement to the contrary, in lieu of Seller providing a real estate tax proration credit to Purchaser at Closing, Aqua at LSE shall deposit the Real Estate Tax Funds (as hereinafter defined) into a segregated escrow account with Escrow Agent at Closing for the payment of real estate taxes with respect to the Real Property for the period prior to the Closing Date, such Real Estate Tax Funds to be held by Escrow Agent pursuant to a mutually acceptable real estate tax escrow and reproration agreement to be entered into by Aqua at LSE, Purchaser and Escrow Company at Closing (“Real Estate Tax Escrow Agreement”). The “Real Estate Tax Funds” shall be an amount equal to the sum of (i) the prorated amount for the second installment of 2009 real estate taxes with respect to the Real Property as calculated in accordance with Section 1.4(a)(i) (unless the final 2009 tax bill has otherwise been paid by Aqua at LSE on or prior to the Closing Date, in which event Aqua at LSE shall deposit only the sum referenced in clause (ii) that follows) and (ii) the prorated amount for 2010 real estate taxes for the period from January 1, 2010 to the Closing Date with respect to the Real Property as calculated in accordance with Section 1.4(a)(i) (“Aqua’s Tax Account”). Aqua at LSE shall direct the investment of, and be entitled to all interest earned on, Aqua’s Tax Account. All escrow fees charged by Escrow Agent shall be shared equally by Aqua at LSE and Purchaser and paid at Closing. The Real Estate Tax Escrow Agreement shall provide, among other things, that:

(i)            2009 Second Installment: If the second installment of 2009 real estate taxes (“2009 Second Installment”) has not otherwise been paid by Aqua at LSE on or before the Closing Date, then upon Aqua at LSE’s receipt of the final 2009 tax bill(s) with respect to the Real Property, Aqua at LSE shall deliver same to Escrow Agent, with a copy to Purchaser, whereupon, Escrow Agent shall be authorized to pay the amount of the 2009 Second Installment from Aqua’s Tax Account directly to the Cook County Treasurer and shall promptly forward a receipt evidencing such payment to Aqua at LSE and Purchaser;

(ii)           2010 First Installment: Upon Aqua at LSE’s or the Company’s receipt of the bill(s) for the first installment of 2010 real estate taxes with respect to the Real Property (“2010 First Installment”), Aqua at LSE or the Company, as applicable, shall deliver same to Escrow Agent, with a copy to Purchaser, whereupon, Escrow Agent shall be authorized to pay the amount of the 2010 First Installment from Aqua’s Tax Account directly to the Cook County Treasurer and shall promptly forward a receipt evidencing such payment to Aqua at LSE and Purchaser;

(iii)          2010 Second Installment: Upon Aqua at LSE’s or the Company’s receipt of the final 2010 tax bill(s) with respect to the Real Property, Aqua at LSE or the Company, as applicable, shall deliver same to Purchaser and Purchaser shall promptly (A) cooperate with Aqua at LSE in re-prorating the 2010 real estate taxes with respect to the Real Property based upon the actual 2010 real estate tax bill(s) in accordance with Section 1.4(a)(i); and (B) join Aqua at LSE in delivering a written notice to Escrow Agent (“Joint Notice”), together with the final tax bill(s) for 2010, specifying (i) the amounts that Escrow Agent is authorized to disburse from Aqua’s Tax Account and (ii) the amount that Purchaser shall deposit with Escrow Agent concurrently therewith representing Purchaser’s prorated portion of the 2010 real estate taxes for the period from the Closing Date through December 31, 2010 and (iii) that Escrow Agent is authorized to pay the second installment of 2010 real estate taxes with respect to the Real Property (“2010 Second Installment”) directly to the Cook County Treasurer; it being understood and agreed that if the balance of Aqua’s Tax Account is insufficient to pay Aqua at LSE’s remaining prorated share of the 2010 real estate taxes, then Aqua at LSE shall deposit the amount of any such deficiency with Escrow Agent concurrently with the delivery of the Joint Notice. Upon payment of the 2010 Second Installment by Escrow Agent, Escrow Agent shall promptly forward a receipt evidencing such payment to Aqua at LSE and Purchaser. Any excess funds in Aqua’s Tax Account shall be released by Escrow Agent to Aqua at LSE concurrently with Escrow Agent’s payment of the 2010 Second Installment.

(f)            The provisions of this Section 1.4 shall survive the Closing.

ARTICLE II
Closing

2.1           Closing Date. The closing of the purchase and sale of the Interests (the “Closing”) shall take place at the offices of the Escrow Agent on October 31, 2010 (the “Target Closing Date”); provided, however, (i) Seller and Purchaser shall use commercially reasonable efforts to coordinate the Closing to be contemporaneous with the closing of the Hotel Transaction (as hereinafter defined), whether before or after the Target Closing Date, but the Target Closing Date shall not be advanced to a date earlier than seven days after the expiration of the Inspection Period or extended for more than 30 days beyond the Target Closing Date without the mutual consent of Seller and Purchaser, each acting in its reasonable discretion. The parties may attend the Closing by making their respective Closing deliveries into escrow with the Escrow Agent pursuant to escrow instructions that do not conflict with the provisions of this Agreement. As used in this Agreement, the term “Closing Date” means the date of the Closing.

2.2           Seller’s Closing Deliveries. At the Closing, Seller shall deliver, or shall cause its applicable affiliates to deliver, to Purchaser or the Escrow Agent:

(a)           Assignment Agreements. Assignment agreements in substantially the form of Exhibits C and D (the “Assignment Agreements”), duly executed by Seller 1 and Seller 2, respectively.

(b)           Officer’s Certificate. An Officer’s Certificate, dated as of the Closing Date, duly executed by Seller certifying that the conditions set forth in Sections 9.2(a) and 9.2(b) are fully satisfied.

(c)           Certificate of Good Standing. A Certificate of Good Standing in respect of the Company issued by the Secretary of State of the State of Delaware no more than five days prior to the Closing Date.

(d)           Books and Records. The books and records of the Company; provided, however that the books and records pertaining to the operation of the Real Property shall remain at the Real Property pursuant to the Management Agreement (as hereinafter defined).

(e)           Office Lease. An original of the fully-executed and delivered Office Lease.

(f)            Parking Lease. An original of the fully-executed and delivered Parking Lease.

(g)           Management Agreement. An original of the fully-executed and delivered Management Agreement.

(h)           LLC Agreement. An amended and restated limited liability company agreement of the Company substantially the form of Exhibit E (the “LLC Agreement”), duly executed by Seller 1.

(i)            FIRPTA Affidavit. An affidavit of non-foreign status in substantially the form of Exhibit F and that otherwise complies with Section 1445 of the Code, duly executed by each Seller.

(j)            Estoppel Certificates. A tenant estoppel certificate executed by each tenant leasing a portion of the Real Property for non-residential uses (each, a “Retail Tenant”) but expressly excluding any tenant in a month to month lease, in the substantially the form of Exhibit G, or in the form of estoppel required under such tenant’s lease, and to the extent not delivered by Seller to Purchaser during the Inspection Period, all REA Estoppels (as hereinafter defined).

(k)           Closing Rent Roll. A current update of the Initial Rent Roll (“Closing Rent Roll”), certified by Seller and the Company using the same certification as that made in respect of the Initial Rent Roll.

(l)            Title Insurance Policy. An Owner’s Policy of Title Insurance on ALTA 2006 form (with such endorsements as Purchaser may request, the “Owner’s Title Policy”), to be issued in due course after the Closing in accordance with a marked-up and executed version of the Commitment (or an executed Pro Forma), in the full amount of the Purchase Price, insuring the Company’s fee simple title to the Real Property to be good, indefeasible and marketable subject only to Permitted Exceptions and others approved by Purchaser in writing; provided, however, that: (i) the standard exceptions shall, to the extent permitted under applicable insurance regulations, be deleted; (ii) the rights of parties in possession shall be limited only to the rights of tenants as tenants under written leases listed on the Closing Rent Roll; and (iii) the Owner’s Title Policy shall not contain any Monetary Encumbrances (other than the Acquisition Financing).

(m)          Title Documents. All affidavits (including a Plat Act Affidavit), bonds, gap indemnities, corporate organizational and authority documents and other documentation duly executed and acknowledged by Seller in form and substance satisfactory reasonably acceptable to Purchaser and the Title Company and sufficient to permit the Title Company to issue the Owner’s Title Policy.

(n)           Tax Forms/Returns. All necessary state, county or local governmental tax forms or returns in respect of any transfer, excise, document stamps, sales and similar taxes applicable to the transactions contemplated hereby.

(o)           Rent Ready Condition of Vacant Units. Evidence reasonably satisfactory to Purchaser that all units vacant seven or more days before the Closing Date are in rent-ready condition on the Closing Date.

(p)           Termination Agreements. Terminations of the agreements being replaced by the Office Lease, the Parking Lease and the Management Agreement.

(q)           Aqua at LSE Transfer Documents. Copies of the following transfer documents to be executed on behalf of Aqua at LSE and the Company prior to the Closing (“Aqua Transfer Documents”):

(i)            Warranty Deed;

(ii)           Bill of Sale;

(iii)          Assignment of Leases and Rents; and

(iv)          Assignment of Contracts.

2.3           Purchaser’s Closing Deliveries. At the Closing, Purchaser shall deliver to Seller or the Escrow Agent:

(a)           Purchase Price. Evidence of the wire transfer referred to in Section 1.3.

(b)           Officer’s Certificate. An Officer’s Certificate dated as of the Closing Date, duly executed by Purchaser certifying that the conditions set forth in Sections 9.1(a) and 9.1(b) are fully satisfied.

(c)           Assignment Agreements. The Assignment Agreements, duly executed by Purchaser, or its affiliate, as applicable.

(d)           LLC Agreement. The LLC Agreement, duly executed by Purchaser.

(e)           Certificate of Good Standing. A Certificate of Good Standing in respect of the Purchaser issued by the Secretary of State of the State of Delaware no more than five days prior to the Closing Date.

(f)            Title Documents. All affidavits, bonds, gap indemnities, corporate organizational and authority documents and other documentation duly executed and acknowledged by Purchaser in form and substance satisfactory reasonably acceptable to Seller and the Title Company and sufficient to permit the Title Company to issue the Owner’s Title Policy.

(g)           Tax Forms/Returns. All necessary state, county or local governmental tax forms or returns in respect of any transfer, excise, document stamps, sales and similar taxes applicable to the transactions contemplated hereby.

2.4           Joint Deliveries. At Closing, Seller and Purchaser shall jointly deliver to the Escrow Agent:

(a)           Closing Statement prepared by the Escrow Agent with direction and input from Seller and Purchaser.

(b)           Notices to Tenants regarding the change in ownership of the Real Property.

(c)           Notices to Vendors regarding the change in ownership of the Real Property.

(d)           Amendment to the Certificate of Formation of the Company reflecting management of the Company changing from a manager-managed to a member-managed limited liability company, changing the name of the Company to a name selected by Purchaser and making such other amendments as permitted by, and in keeping with, the terms of the LLC Agreement.

(e)           Real Estate Tax Escrow Agreement duly executed by Aqua at LSE, Purchaser and Escrow Agent.

2.5           Proceedings at Closing. All actions to be taken and all documents to be executed and delivered by Seller in connection with the consummation of the transactions contemplated at the Closing shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and all actions to be taken and all documents to be executed and delivered by Purchaser in connection with the consummation of the transactions contemplated at the Closing shall be reasonably satisfactory in form and substance to Seller and its counsel. All actions to be taken and all documents to be executed and delivered by all parties hereto at the Closing shall be deemed to have been taken and executed and delivered simultaneously, and no action shall be deemed taken nor any document executed or delivered until all have been taken, executed and delivered.

ARTICLE III
Representations and Warranties of Seller

Aqua at LSE and Seller hereby make the following representations and warranties to Purchaser, each of which is true and correct as of the Effective Date and shall be true and correct as of the Closing Date.

3.1           Organization and Power. Each of the Company, Seller 1 and Seller 2 (i) is a limited liability company duly formed, validly existing and, to the extent applicable, in good standing under the Laws of its jurisdiction of organization and (ii) has the requisite limited liability company power and authority to own and operate its assets and properties and to carry on its business as now currently conducted. The Company is in good standing and is duly qualified and authorized to conduct business as a foreign company under the Laws of each jurisdiction in which the conduct of its business or the ownership or lease of its assets or properties requires such qualification or authorization.

3.2           Authorization. Each Seller has the requisite limited liability company power to execute and deliver this Agreement and each other agreement, certificate, instrument and document contemplated by this Agreement to be executed by Seller in connection with the consummation of the transactions contemplated hereby and thereby (all such other agreements, certificates, instruments and documents required to be executed by Seller are collectively referred to as the “Seller Documents”) and to perform the obligations to be performed by it hereunder and thereunder. The execution and delivery by each Seller of this Agreement and each Seller Document and the performance by it of the obligations to be performed by it hereunder and thereunder have been (or at the time of execution will be) duly authorized by all necessary limited liability company action on the part of each Seller. This Agreement has been (and each Seller Document will be) duly executed and delivered by a duly authorized manager or member of each Seller and, assuming the due execution and delivery of this Agreement and each Seller Document by the other party or parties hereto or thereto, this Agreement and each Seller Documents constitutes valid and binding obligations of each Seller enforceable against each Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.3           Consents and Approvals. Except as set forth on Schedule 3.3, no consent, approval, waiver, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state, local or foreign court, tribunal, arbitrator or governmental, administrative or regulatory agency, authority or body or any instrumentality or political subdivision thereof (“Governmental Entity”) or any other person (including any consent, approval, waiver or authorization in respect of any Contract or Permit) is required to be obtained or made by or in respect of the Company or Seller in connection with the execution and delivery of this Agreement or any Seller Document by Seller, the performance by Seller of the obligations to be performed by it hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby.

3.4           No Conflicts. The execution and delivery of this Agreement does not (and of each Seller Document will not), and neither the performance by Seller of the obligations to be performed by it hereby and thereby, nor the consummation of the transactions contemplated hereby and thereby, will, (i) conflict with the articles or certificate of formation or operating agreement or other similar organizational or governance documents of the Company or either Seller, (ii) conflict with, result in any violation of, constitute a default (with or without notice, lapse of time or both (herein, a “Default”)) under, or give rise to a right of termination, cancellation or acceleration of, or any obligation or to loss of a benefit under, any note, bond, mortgage, indenture, agreement or other document or obligation to which the Company or Seller is a party or by which any of their respective assets or properties are bound, other than in respect of the existing financing for which Seller will pursue the Lender Consent (as hereinafter defined), (iii) to Seller’s knowledge, violate, constitute a Default under, or cause the forfeiture, impairment, non-renewal, revocation or suspension of any Permit, (iv) to Seller’s knowledge, violate any order, judgment, decree, writ, award or injunction (“Order”) of any Governmental Entity applicable to the Company or Seller, or (v) require any offer to purchase or result in the creation of any lien, mortgage, deed of trust, pledge, security interest, charge, claim, restriction, escrow, right of first offer, right of first refusal, preemptive right, lease, easement, servitude, proxy, voting trust or agreement, transfer restriction under any stockholder or similar agreement or other encumbrance, limitation or restriction of any nature (“Lien”) upon any of the assets or properties of the Company or Seller.

3.5           Broker’s Fees. Except for CBRE (“Broker”), none of the Company, Seller or any person acting on their respective behalves has agreed to pay any commission, finder’s or broker’s fee or similar payment in connection with the transactions contemplated hereby or any matter related hereto to any person for which the Company, Purchaser or any of their respective affiliates will be liable. Seller shall pay the Broker’s fee per separate agreement.

3.6           Litigation; Orders. To Seller’s knowledge, there is no claim or judicial or administrative action, suit, proceeding or investigation pending or threatened (i) that questions the validity of this Agreement or any Seller Document, the performance by Seller of the obligations to be performed by it hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (ii) relating to the business of the Company as now conducted or affecting the Company or any of its assets or properties. There is no Order of any Governmental Entity binding on the Company or any of its assets or properties. Seller has not received service of process in respect of any claim, action or other proceeding described in this Section 3.6.

3.7           Title to Interests. Seller 1 and Seller 2 are the record and beneficial owners of the Entire Interests, free and clear of all Liens, and at the Closing will convey to Purchaser good tile to the Interests, free and clear of all Liens and free and clear of all other limitations and restrictions. Neither Seller has any other equity interests or rights to acquire any equity interests in the Company.

3.8           Capitalization.

(a)           Seller 1 and Seller 2 are the sole member of the Company. The Entire Interests represent the right to receive 100% of the distributions and profits from the Company. Other than the Entire Interests, there are no rights (including participation rights) or interests that have been issued or granted in the distributions, proceeds or profits of the Company. Neither Seller 1 nor Seller 2 has (i) sold, assigned, transferred, granted, pledged or hypothecated or, except as set forth in this Agreement, agreed to sell, assign, transfer, grant, pledge or hypothecate, all or any part of the Interests, (ii) except as set forth in this Agreement, granted or agreed to grant any deed, option, right of first offer or refusal or other right or interest in, to or in respect of the Entire Interests or (iii) granted or agreed to grant a lien or other security interest in, to or in respect of the Entire Interests or any distributions, proceeds or profits therefrom or in respect thereof in any manner.

(b)           There is no existing option, warrant, call, right, commitment or other agreement of any character to which Seller 1, Seller 2 or the Company is a party requiring, and there are no securities or interests of the Company outstanding that upon conversion or exchange would require, the issuance, sale or transfer of any additional securities of, or other interests in, the Company or other securities or interests convertible into; exchangeable for or evidencing the right to subscribe for or purchase securities of, or other interests in, the Company. None of Seller 1, Seller 2 or the Company is a party to any voting trust or other agreement in respect of the voting, redemption, sale, transfer or other disposition of the securities of, or interests in, the Company, other than the Company’s limited liability company agreement.

3.9           Business; No Subsidiaries. The sole business in which the Company is, or will at the time of Closing, be involved is the ownership and operation of the Real Property. The Company does not, directly or indirectly, own any stock or other ownership interest in any other person.

3.10         Absence of Undisclosed Liabilities. Aqua at LSE has no liabilities in respect of the Real Property, except those liabilities (i) provided for or reserved against in the Financial Statements (as hereinafter defined) provided to Purchaser as a part of the Feasibility Study, or (ii) arising in the normal and ordinary course of business consistent with past practice, which liabilities, individually and collectively, are not material in amount. Except as disclosed in the Financial Statements provided to Purchaser as a part of the Feasibility Study and except in respect of the existing financing encumbering the Real Property, Aqua at LSE is not a guarantor or indemnitor of any debt, obligation or liability of any other person in connection with the Real Property. The term “liabilities” includes any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, whether matured or unmatured, absolute, fixed, contingent or otherwise, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

3.11         Financial Statements. The Financial Statements provided to Purchaser as a part of the Submission Matters (as hereinafter defined) have been prepared in accordance with U.S. generally accepted accounting principles consistently applied, to the extent applicable, and fairly present the financial condition, assets and liabilities, the results of operations and cash flows of the Real Property as of the dates, and for the periods, indicated therein.

3.12         Absence of Certain Changes. Except as expressly contemplated by this Agreement (i) Aqua at LSE has conducted its operations, business and affairs only in the ordinary course of business consistent with past practice and (ii) to Aqua at LSE’s knowledge, there has not been any event, change, occurrence or circumstance that has had or could reasonably be expected to have a material adverse effect on the Real Property or the historical, near-term or long-term projected business, results of operations, condition (financial or otherwise) of the Real Property (“Material Adverse Effect”).

3.13         Taxes.

(a)           Neither Seller 1 nor Seller 2 is a foreign person within the meaning of Section 1445 of the Code.

(b)           There are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company or any of its predecessors and affiliates and any other person (including Seller 1 and Seller 2 and any of their respective predecessors and affiliates) under which Purchaser or the Company could be liable for any Taxes or other claims of any person.

(c)           The Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(e)           The Company has not applied for, been granted or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state, locality or other taxing jurisdiction.

(e)           No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company as a consenting corporation, as defined in Section 341 of the Code.

(f)            The Company is not a party to any agreement that would require it to make any payment that would constitute an “excess parachute payment” for purposes of Sections 280G and 4999 of the Code.

(g)           The Company has not participated, directly or indirectly, in any (i) reportable transaction within the meaning of Section 1.6011-4(b) of the Treasury Regulations or (ii) Tax shelter required to be registered under Section 6111 of the Code, and the Company has disclosed on all Tax Returns all positions taken that could, if not so disclosed, give rise to a penalty under Section 6662 of the Code.

3.14         Real Property.

(a)           No Violations. Neither Aqua at LSE nor Seller has received any written notice that the Real Property and the current uses fail to comply with all Laws of all Governmental Entities having jurisdiction over the Real Property.

(b)           Condemnation or Eminent Domain. Neither Aqua at LSE nor Seller has received any notice of any threatened or contemplated condemnation or eminent domain proceedings that affect all or any portion of the Real Property, and neither Aqua at LSE nor Seller has received any written notice of the intention of any Governmental Entity or other person to take or use all or any part thereof.

(c)           Insurance. Neither Aqua at LSE nor Seller has received any notice from any insurance company that has issued a policy in respect of the Real Property requiring performance of any structural or other repairs or alterations to all or any portion of the Real Property.

(d)           Public Improvements. No notice from any county, township or other Governmental Entity has been served upon the Real Property or received by Aqua at LSE or Seller requiring or calling attention to the need for any work, repair, construction, alteration or installation on or in connection with the Real Property that has not been complied with.

(e)           Parties in Possession. There are no parties in possession of any portion of the Real Property except Aqua at LSE, Seller, the Company and tenants under the Tenant Leases and Retail Leases.

3.15         Environmental Matters. Except as otherwise disclosed in the Submission Materials or the Additional Submission Materials (as such terms are hereinafter defined), to the knowledge of Aqua at LSE and Seller:

(a)           the operations, business and affairs of Aqua at LSE are and have been in compliance with all applicable Environmental Laws which compliance includes obtaining, maintaining in good standing and complying with all Permits required by Environmental Laws (“Environmental Permits”) and no action, suit or proceeding is pending or threatened to revoke, modify or terminate any such Environmental Permit, and, to Seller’s knowledge, no facts, circumstances or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require currently unbudgeted capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits;

(b)           the Real Property is not the subject of any outstanding written Order or Contract with any Governmental Entity or other person in respect of any (i) Environmental Law, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material;

(c)           no claim has been made or is pending or threatened against the Company alleging either or both that Aqua at LSE may be in violation of any Environmental Law or Environmental Permit, or may have any liability under any Environmental Law;

(d)           no fact, circumstance or condition exists in respect the Real Property for which Aqua at LSE arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in the Company incurring unbudgeted Environmental Costs and Liabilities;

(e)           there is no investigation of the Real Property pending or threatened that could lead to the imposition of any Environmental Costs and Liabilities or liens under any Environmental Law;

(f)            there is not located at the Real Property any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls;

(g)           the transactions contemplated hereby do not require the consent of or filings with any Governmental Entity with jurisdiction over the Company and environmental matters; and

(h)           Seller has provided to Purchaser all environmentally related audits, studies, reports, analyses and results of investigations that have been performed on behalf of Aqua at LSE in respect of the Real Property.

(i)            As used in this Agreement, the following terms have the following meanings:

(i)            “Environmental Costs and Liabilities” means, in respect of any person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to or arising under or pursuant to any Environmental Law, Environmental Permit, Order or agreement with any Governmental Entity or other person, that relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials.

(ii)           “Environmental Law” means any federal, state or local statute, regulation, ordinance, rule of common law or other legal requirement, as now or hereafter in effect, in any way relating to the protection of human health and safety, the environment or natural resources including, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. §1801 et seq.), the Resource Conservation and

Recovery Act (42 U.S.C. §6901 et seq.), the Clean Water Act (33 U.S.C. §1251 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §136 et seg.), and the Occupational Safety and Health Act (29 U.S.C. §651 et seq.), as each has been or may be amended and the regulations promulgated pursuant thereto.

(iii)          “Hazardous Material” means any substance, material or waste that is regulated, classified or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold and urea formaldehyde insulation.

(iv)          “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal or leaching into the indoor or outdoor environment, or into or out of any property.

(v)           “Remedial Action” means all actions to (A) clean up, remove, treat or in any other way address any Hazardous Material, (B) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (C) perform pre-remedial studies and investigations or post-remedial monitoring and care or (D) correct a condition of noncompliance with Environmental Laws.

3.16         Rent Roll. All information set forth in the Initial Rent Roll is true, correct, and complete in all material respects and all information set forth in the Closing Rent Roll will be true, correct, and complete in all material respects as of the date of such Closing Rent Roll. All leases to residential tenants (“Tenant Leases”) and Retail Leases referenced in the Initial Rent Roll are, as of the Effective Date, the only leases or occupancy agreements entered into by Aqua at LSE currently affecting the Real Property and, except as otherwise provided to the contrary in the Initial Rent Roll, all such Tenant Leases and Retail Leases are in full force and effect and any tenant allowances required to be paid by Aqua at LSE under the provisions of the Tenant Leases and Retail Leases have been paid in full. At the Closing, all Tenant Leases and Retail Leases referenced in the Closing Rent Roll shall be the only leases or occupancy agreements entered into by the Company then currently affecting the Real Property and, except as otherwise provided in the Closing Rent Roll, all such Tenant Leases and Retail Leases shall be in full force and effect as of Closing.

3.17         Material Contracts.

(a)           Schedule 3.17 sets forth all of the following contracts, agreements, commitments, indentures, notes, bonds, loans, leases, instruments or other arrangements (collectively, “Contracts”) to which Aqua at LSE is presently a party in respect of the Real Property which provide for expenditures in excess of $5,000 annually or $10,000 in the aggregate and will be binding upon the Company after the Closing (collectively, the “Material Contracts”) unless Purchaser otherwise elects to terminate the same in accordance with Section 5.4 hereof.

(b)           Each of the Material Contracts is in full force and effect and is the legal, valid and binding obligation of Aqua at LSE and, to Aqua at LSE’s knowledge, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). Neither Aqua at LSE. nor Seller has received no notice of default under any Material Contract, nor, to the knowledge of Aqua at LSE or Seller, is any other party to any Material Contract in default thereunder, and, to Aqua at LSE and Seller’s knowledge, no event has occurred that with the lapse of time or the giving of notice or both would constitute a Default thereunder. Seller has delivered or otherwise made available to Purchaser, or during the Inspection Period, Seller will deliver or otherwise make available to Purchaser, true, correct and complete copies of all of the Material Contracts, together with all amendments, modifications or supplements thereto.

3.18         Permits. To Aqua at LSE’s and Seller’s knowledge, Aqua at LSE presently owns, holds, possesses or lawfully uses all approvals, authorizations, certifications (including occupancy certificates), concessions, exemptions, grants, franchises, licenses, permits, registrations and similar authorities (“Permits”) that are necessary for the conduct of its business as currently conducted and for the ownership and use of its assets or properties. Neither Aqua at LSE nor Seller has received any notice of any claim of default, in respect of any such Permits.

3.19         Compliance with Laws. None of Aqua at LSE, Seller or the Company has received any notice that it is not in compliance in all material respects with all Laws and Orders applicable to its operations, business and affairs or otherwise binding on it or any of its assets or properties and is not currently in violation of any such Law or Order. None of Aqua at LSE, Seller or the Company has received not received any written notice or been charged with the violation of any such Law or Order. To the knowledge of Aqua LSE and Seller, none of Aqua at LSE, Seller or the Company is under investigation in respect of the violation of any Laws or Orders.

3.20         Affiliate Transactions. Except as set forth in Schedule 3.20, none of Aqua at LSE, Seller 1 or Seller 2, any their respective members, affiliates, or any of their respective officers, directors, stockholders, managers, members, partners or employees nor any of the immediate family members of any of the foregoing (“Related Persons”) (i) owes any amount to the Company (nor does the Company owe any amount to, or has it committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person), (ii) has any claim, cause of action or any action, suit or proceeding against the Company, or (iii) owns, directly or indirectly, in whole or in part, any real property, leasehold interests or other property or any Permits, the use of which is necessary for the conduct of the operations, business or affairs as currently conducted at the Real Property. No Related Person has any direct or indirect interest in any Contract, except for the Lakeshore Internet Contract.

3.21         No Employees or Benefit Plans. The Company does not currently have and has never had any employees and does not maintain any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or employee pension plans (as defined in Section 3(2) of ERISA.

3.22         Insurance. Schedule 3.22 sets forth an accurate and complete list of all insurance policies carried by Aqua at LSE and covering the Real Property. Accurate and complete copies of each such policy have been, or will during the Inspection Period be, made available to Purchaser. All such policies, if any, are in full force and effect and no notice of cancellation has been given in respect of any such policy. All premiums due thereon have been paid in a timely manner. Neither Aqua at LSE nor Seller has received any notice of any pending or threatened claims under any of such insurance policies.

3.23         Bank Accounts. Schedule 3.23 sets forth an accurate and complete list of the names and locations of all banks or other financial institutions in which the Company has accounts or maintains safe deposit boxes, and in respect of each such account or safe deposit box sets forth the type of account, the account number, and the names of the persons authorized to draw thereon or have access thereto. No person holds a power of attorney from the Company to act on behalf of the Company in respect of any such account or safe deposit box.

3.24         Tangible Personal Property.

(a)           Aqua at LSE has good and marketable title to any machinery, equipment, fixtures, tools, spare and maintenance parts, furniture, vehicles and any other tangible personal property owned by Aqua at LSE (and not otherwise by Tenants) at the Real Property (collectively, the “Tangible Personal Property”), free and clear of any Liens, except as set forth on Schedule 3.24(a) and except for Permitted Exceptions. The owned and leased Tangible Personal Property constitutes all tangible personal property necessary for the operation of the Real Property as currently conducted or as currently contemplated to be conducted. No person other than Aqua at LSE owns any Tangible Personal Property situated on the Real Property or necessary to the operation of the Real Property, except for the leased items disclosed on Schedule 3.24(b). None of the Tangible Personal Property is subject to any agreement, arrangement or understanding for its use by any person other than Aqua at LSE or any Tenants of the Real Property. Except as set forth on Schedule 3.24(a), no item of Tangible Personal Property owned or used by Aqua at LSE is subject to any conditional sale agreement, installment sale agreement or title retention or security agreement or arrangement of any kind. As to each item of Tangible Personal Property subject to any such agreement or arrangement, Schedule 3.24(a) sets forth a brief description of the property in question and the amount and repayment terms of the underlying obligation. Seller will deliver a fixed asset inventory to Purchaser during the Inspection Period.

(b)           Schedule 3.24(b) sets forth a complete and correct list of all material Tangible Personal Property leases to which Aqua at LSE is a party, together with a brief description of the property leased. Seller has made available to Purchaser complete and correct copies of each lease (and any amendments thereto) listed on Schedule 3.24(b).     Except as set forth on Schedule 3.24(b): (i) each such lease is in full force and effect; (ii) all lease payments due to the date hereof on any such lease have been paid, and, to Aqua at LSE’s and Seller’s knowledge, neither Aqua at LSE nor any other party is in material default under any such lease, and no event has occurred that constitutes, or with or without notice, lapse of time, or both would constitute, a material default by Aqua at LSE or any other party under such lease; and (iii) Aqua at LSE has received no notice of any disputes or disagreements between Aqua at LSE and any other party in respect of any such lease.

3.25         Disclosure. No representation or warranty of Aqua at LSE or Seller contained in this Agreement (including the Schedules attached hereto), and no statement contained in any document, list, certificate or other instrument furnished or to be furnished by or on behalf of Seller to Purchaser or Purchaser’s representatives in connection with the transactions contemplated hereby, contains any untrue statement of a material fact as of the Effective Date.

3.26         Patriot Act. Neither Seller I nor Seller 2 is (i) engaged in any money laundering scheme or activity in violation of applicable anti-money laundering Laws, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “Patriot Act”), or (ii) any person (A) listed on the Annex to, or who is otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, or (B) that is named as a “specifically designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Assets

Control at its official website (http://www.treas.gov.ofac/t1 1sdn.pdf) or at any replacement website or other replacement official publication of such list.

As used in this Agreement, the phrases “to the knowledge of Seller” or “to Seller’s knowledge” or “to the knowledge of Aqua at LSE” or “to Aqua at LSE’s knowledge” mean the current actual knowledge, without investigation or inquiry, of David Carlins (a “Seller Representative”) without regard to the knowledge of any former or other employees, agents or contractors of Seller. The Seller Representative shall not have any personal liability whatsoever for the representations and warranties made herein or for any other matters relating to this Agreement.

ARTICLE IV
Representations and Warranties of Purchaser

Purchaser hereby makes the following representations and warranties to Seller, each of which is true and correct as of the Effective Date and shall be true and correct as of the Closing Date.

4.1           Organization. Purchaser (i) is a limited partnership or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of organization (ii) has the requisite partnership or corporate, as applicable, power and authority to own and operate its assets and properties and to carry on its business as now currently conducted. Purchaser is in good standing and is duly qualified and authorized to conduct business as a foreign company under the Laws of each jurisdiction in which the conduct of its business or the ownership or lease of its assets or properties requires such qualification or authorization.

4.2           Authorization. Purchaser has the requisite limited partnership or other requisite power to execute and deliver this Agreement and, subject to Purchaser obtaining necessary internal approvals during the Inspection Period, as of the Closing Date will have the requisite limited partnership or other requisite power to execute and deliver, each other agreement, certificate, instrument and document contemplated by this Agreement to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby (all such other agreements, certificates, instruments and documents required to be executed by Purchaser are collectively referred to as, the “Purchaser Documents” and, together with the Seller Documents, the “Related Documents”) and, as of the Closing Date will have the requisite limited partnership or other requisite power, to perform the obligations to be performed by Purchaser hereby and thereby. The execution and delivery by Purchaser of this Agreement and each Purchaser Document and the performance by it of the obligations to be performed by it hereunder and thereunder have been (or at the time of execution will be) duly authorized by all necessary limited partnership or other requisite action on the part of Purchaser. This Agreement has been (and each Purchaser Document will be) duly executed and delivered by Purchaser and, assuming the due execution and delivery of this Agreement and each Purchaser Document by the other party or parties hereto or thereto, this Agreement and each Purchaser Document constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). Purchaser acknowledges and agrees that Purchaser’s internal approvals shall not be a condition precedent to Closing after the expiration of the Inspection Period.

4.3           Consents and Approvals. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity or other person is required to be obtained or made by or in respect of Purchaser in connection with the execution and delivery of this Agreement or any Purchaser Document by Purchaser, the performance by Purchaser of the obligations to be performed by it hereunder and thereunder or the consummation of the transactions contemplated hereby or thereby other than those already obtained or that will be obtained prior to such execution and delivery, performance or consummation thereof.

4.4           No Conflicts. The execution and delivery of this Agreement does not (and each Purchaser Document will not), and neither the performance by Purchaser of the obligations to be performed by it hereunder or thereunder, nor the consummation of the transactions contemplated hereby and thereby, will, (i) conflict with the certificate of formation or other governance documents of Purchaser, (ii) to Purchaser’s knowledge, conflict with, result in any violation of, constitute a Default under, or give rise to a right of termination, cancellation or acceleration of, or any obligation or to loss of a benefit under, any note, bond, mortgage, indenture, license, agreement or other document or obligation to which Purchaser is a party or by which its assets or properties are bound, (iii) to Purchaser’s knowledge, violate any Order of any Governmental Entity or Law applicable to Purchaser or (iv) require any offer to purchase or result in the creation of any Lien upon any of the assets or properties of Purchaser.

4.5           Litigation. To Purchaser’s knowledge, there is no claim or judicial or administrative action, suit, proceeding or investigation pending or threatened that questions the validity of this Agreement or any Purchaser Document, the performance by Purchaser of the obligations to be performed by it hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby.

4.6           Broker’s Fees. Neither Purchaser nor any person acting on its behalf has agreed to pay any commission, finder’s or broker’s fee, or similar payment in connection with the transactions contemplated hereby or any matter related hereto or has otherwise dealt with any broker or finder acting on behalf of Purchaser.

4.7           Securities Law Matters. Purchaser understands and acknowledges that the Interests have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities Laws and, unless so registered, may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities Laws. Purchaser is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act). Purchaser (i) has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of purchasing the Interests, and (ii) is able to bear the economic risk of an investment in the Interests for an indefinite period, including the risk of a complete loss of any such investment. Purchaser is acquiring the Interests for investment for its own account, and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or any state securities Laws.

4.8           Patriot Act. Purchaser is not (i) engaged in any money laundering scheme or activity in violation of applicable anti-money laundering Laws, including the Patriot Act, or (ii) any person (A) listed on the Annex to, or who is otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, or (B) that is named as a “specifically designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website (http://www.treas.gov.ofac/tl lsdn.pdf) or at any replacement website or other replacement official publication of such list.

As used in this Agreement, the phrases “to the knowledge of Purchaser” or “to Purchaser’s knowledge” or “Purchaser has actual knowledge” each mean the current actual knowledge, without investigation or inquiry, of Robert T. Poynter and Jon Bader (each, a “Purchaser Representative”) without regard to the knowledge of any former or other employees, agents or contractors of Purchaser. No Purchaser Representative shall have any personal liability whatsoever for the representations and warranties made herein or for any other matters relating to this Agreement.

ARTICLE V
Inspection Period and Feasibility Study

5.1           Feasibility Study. Purchaser shall have the right to conduct engineering and/or market and economic feasibility studies of the Real Property and a physical inspection of the Real Property, including studies or inspections to determine the existence of any environmental hazards or conditions (collectively, the “Feasibility Study”) during the period (the “Inspection Period”) commencing on the Effective Date and ending at 11:59 p.m., prevailing Central Time, on September 24, 2010. With Seller’s permission, after Seller has received advance notice sufficient to permit it to schedule in an orderly manner Purchaser’s examination of the Real Property and to provide at least 24-hours’ advance written notice to any affected tenants, Purchaser or its designated agents may enter upon the Real Property during normal business hours for purposes of analysis or other tests and inspections that may be deemed necessary by Purchaser for the Feasibility Study. Purchaser must be accompanied by a representative of NNP Residential, LLC (the ”Property Manager”), the property manager for the Real Property, or another designated representative of Seller or have received Seller’s written permission prior to entering upon the Real Property in connection with Purchaser’s Feasibility Study; provided, however, that Purchaser may not enter into any space leased by any tenant without being accompanied by the Property Manager or another designated representative of Seller. Seller shall make the Property Manager, Seller’s manager or another representative reasonably available during normal business hours. Purchaser will not alter the physical condition of the Real Property without notifying Seller of its requested tests, and obtaining the written consent of Seller to any physical alteration of the Real Property. Purchaser will utilize commercially reasonable diligence to conduct or cause to be conducted all inspections and tests in a manner and at times that will not unreasonably interfere with any tenant’s use and occupancy of the Real Property. If Purchaser determines, in its sole judgment and for any or no reason whatsoever, that the Real Property is not suitable for Purchaser’s intended use or purpose, or is not in satisfactory condition, then Purchaser may terminate this Agreement in accordance with Section 10.1(d) prior to expiration of the Inspection Period, in which case the Earnest Money will be returned to Purchaser in accordance with Section 10.4(a). If this Agreement is not terminated pursuant to this Section 5.1, then Purchaser or its designated agents may enter upon the Real Property after expiration of the Inspection Period from time to time during normal business hours and upon advance notice to Seller (which notice may be oral) for the purpose of inspecting the common areas; provided, however, that Purchaser may not enter into any space leased by any tenant without Seller’s consent and without being accompanied by Seller’s manager for the Real Property or another designated representative of Seller. If this Agreement is not terminated pursuant to this Section 5.1, then Purchaser’s right to terminate this Agreement pursuant to this Section 5.1 and any and all objections in respect of the Feasibility Study will be deemed to have been waived by Purchaser for all purposes.

5.2           Restoration of Property. Purchaser will promptly restore the Real Property to its original condition if damaged or changed due to the tests and inspections performed by Purchaser, free of any mechanic’s or materialman’s liens or other encumbrances arising out of any of the inspections or tests. The provisions of this Section 5.2 shall survive the termination of this Agreement.

5.3           Indemnification and Insurance. Purchaser shall indemnify and hold Seller harmless from all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys’ fees) caused by Purchaser or independent contractors, agents, consultants and other representatives conducting the Feasibility Study (collectively, “Purchaser’s Feasibility Representatives”) during the Feasibility Study; provided, however, that neither Purchaser nor any of Purchaser’s Feasibility Representatives shall be liable for, and Purchaser shall not indemnify Seller in respect of, any pre-existing condition, fact, matter, item, or substance discovered, uncovered, located, identified, or disturbed as a result of Purchaser’s or Purchaser’s Feasibility Representatives’ entry to the extent such condition, fact, matter, item or substance is not exacerbated by Purchaser or Purchaser’s Feasibility Representatives. Purchaser shall procure and continue in force from and after the date Purchaser and Purchaser’s Feasibility Representatives first enter the Real Property, and continuing throughout the term of this Agreement, liability insurance of not less than $2,000,000 naming Aqua at LSE, Seller 1, Seller 2, the Company and the Property Manager as additional insureds. The provisions of this Section 5.3 shall survive termination of this Agreement.

5.4           Service Contracts. During the Inspection Period, Purchaser shall have the right to review all Contracts in respect of the service and maintenance of the Real Property (the “Service Contracts”). Purchaser may notify Seller prior to the expiration of the Inspection Period of any Service Contracts that Purchaser, in its discretion, approves. All Service Contracts (other than the Non-Terminable Contracts) that Purchaser does not so approve shall be deemed disapproved, and Seller shall, at Seller’s expense, terminate or cause to be terminated such disapproved Service Contracts effective not later than the Closing Date. Notwithstanding the foregoing, Purchaser shall be deemed to have approved and shall have no right to reject those Service Contracts (“Non-Terminable Contracts”) that, by their terms, cannot be terminated by Seller without the payment of a penalty, termination fee, or other charge that is greater than two months’ payment for services under such Service Contract. The Non-Terminable Contracts are listed on Schedule 5.4.

5.5           Lender Consent. Purchaser acknowledges that Seller will need to obtain the consent of the existing lenders to the transactions contemplated by this Agreement during the Inspection Period (the “Lender Consent”). To the extent that Seller is unable to secure the Lender Consent on or before the expiration of the Inspection Period, Seller shall have the right to terminate this Agreement in accordance with Section 10.1(h) prior to expiration of the Inspection Period, in which case the Earnest Money will be returned to Purchaser in accordance with Section 10.4(a) and Seller shall reimburse Purchaser for all out-of-pocket costs and expenses (including attorneys’ fees, engineering fees, consultants’ fees, environmental fees and Acquisition Financing costs and expense) incurred by Purchaser in connection with the transactions contemplated hereby, the inspection and review of the Real Property and the negotiation and preparation of this Agreement and the other documents contemplated hereby (collectively, the “Purchaser’s Costs”), not to exceed the amount of $1,500,000 in the aggregate. Purchaser agrees to submit to Seller all invoices and other evidence reasonably satisfactory to Seller substantiating the Purchaser’s Costs (“Evidence of Purchaser’s Costs”).

5.6           Hotel Transaction. Purchaser acknowledges that Aqua at LSE has contracted to convey the Hotel Parcel to CM Chicago LLC, a Delaware limited liability company (the “Prospective Hotel Owner”) (such transaction, the “Hotel Transaction”) and has agreed to execute the following documents: (i) Hotel BOA Amendment; (ii) Amenities Management Agreement; (iii) Parking Agreement; and (iv) Hotel Amenities Easement Agreement (collectively referred to as the “Hotel Transaction Documents”). Seller will make the Hotel Transaction Documents available to Purchaser for review during the Inspection Period. Notwithstanding the foregoing, Seller is presently negotiating the terms of the Amenities Management Agreement with the Prospective Hotel Owner which will be assigned to Purchaser upon the Closing. Seller agrees to provide drafts of the Amenities Management Agreement to Purchaser for its review during the negotiation process and Purchaser may confer with Seller with respect to any comments Purchaser may have; provided, however, that Seller shall have no obligation to pursue any such comments with the Prospective Hotel Owner. Seller shall use commercially reasonable efforts to fully negotiate the form of the Amenities Management Agreement prior to the expiration of the Inspection Period. If Seller has fully negotiated the Amenities Management Agreement with the Prospective Hotel Owner prior to expiration of the Inspection Period and Purchaser elects not to terminate this Agreement pursuant to Section 10.1(d), then Purchaser shall be deemed to have approved the form of the Amenities

Management Agreement. If Seller and the Prospective Hotel Owner have not fully negotiated the Amenities Management Agreement prior to the expiration of the Inspection Period and Seller subsequently agrees to a modification that would result in a Material Adverse Effect, then Purchaser shall have the right to terminate this Agreement upon written notice to Seller, whereupon the Earnest Money will be returned to Purchaser in accordance with Section 10.4(a) and Seller shall reimburse Purchaser for Purchaser’s Costs promptly upon Seller’s receipt of the Evidence of Purchaser’s Costs.

5.7           Estoppel Certificates. Seller shall use commercially reasonable efforts to deliver to Purchaser on or before the expiration of the Inspection Period, an estoppel certificate from any third party to any reciprocal easement agreement or other shared-use covenant, condition or restriction to which the Real Property is subject, in each case certifying that there is no default thereunder or event that, with the lapse of time, giving of notice or both would become a default thereunder (each, an “REA Estoppel”). Seller shall submit to Purchaser within five business days following the Effective Date a proposed form of REA Estoppel. Provided Purchaser has received the document to which the estoppel in question relates, Purchaser shall use commercially reasonable efforts to notify Seller within three business days following Purchaser’s receipt of the proposed form of any comments Purchaser has to the proposed form or if Purchaser otherwise approves the proposed form.

5.8           “AS IS” Sale. Purchaser acknowledges that, except as expressly set forth in this Agreement or in any Seller Document: (i) none of Seller, Aqua at LSE or any of their respective affiliates, members, managers, officers, directors, shareholders, partners, agents, employees or other representatives has made any representation or warranty whatsoever, express or implied, regarding the Real Property, the Building or the Project, including representations as to the physical nature or condition of same or the Purchaser’s intended use of the Real Property, and (ii) the sale of the Interests to Purchaser shall be “AS IS”, “WHERE IS”, “WITH ALL FAULTS” and is made without any warranties, express or implied, except as otherwise expressly set forth in this Agreement. Purchaser hereby releases Seller, Aqua at LSE and the Related Parties from any claim or action with respect to the physical condition of the Real Property, except for the express representations, warranties and obligations of Seller and Aqua at LSE, as applicable, under this Agreement.

ARTICLE VI
Casualty and Condemnation

6.1           Casualty.

(a)           Seller shall give Purchaser prompt notice of any fire or other casualty affecting the Real Property between the Effective Date and the Closing. Purchaser or its designated agents may enter upon the Real Property from time to time during normal business hours and upon advance notice to Seller in accordance with this Agreement for the purpose of inspecting any such casualty.

(b)           If, prior to the Closing, the Real Property is damaged by a fire or other casualty that would cost $2,500,000 or more to repair, then in such event, Purchaser may, at its option, elect to terminate this Agreement in accordance with Section 10.1(e) within 20 days after the date of Seller’s notice to Purchaser of the casualty or at the Closing, whichever is earlier, in which case the Earnest Money will be refunded to Purchaser in accordance with Section 10.4(a). If Purchaser does not timely make its election to terminate this Agreement, then the Closing will take place as provided herein without reduction of the Purchase Price, and there will be assigned to Purchaser at the Closing all interest of Seller in and to any casualty insurance proceeds received or to be received by reason of such damage or destruction and shall tender at Closing the deductible amounts under Seller’s insurance policies (including business interruption and rental loss insurance of Seller that would be applicable to the period after the Closing).

(c)           If, prior to the Closing, the Real Property is damaged by a fire or other casualty that would cost less than $2,500,000 to repair, and if: (i) the insurance carrier affirms and acknowledges its liability for such damage, (ii) the insurance proceeds are sufficient (when added to the deductible amount under such policy) to pay the full cost of repairing such damage or destruction, and (iii) Seller tenders at Closing the full amount of the deductible portion of such insurance loss (including business interruption and rental loss insurance of Seller that would be applicable to the period after the Closing) less any amounts used by Seller to repair or restore the damage, subject to Purchaser’s Repair Approval (as hereinafter defined), if applicable, then in such event this Agreement shall not terminate, and, at Closing, Seller shall assign and transfer to Purchaser all of its right, title and interest in and to such insurance proceeds and remaining deductible amounts, if any. If the insurance proceeds are insufficient (when added to the deductible amount under such policies) to pay the full cost of repairing such damage or destruction, and if Seller tenders the difference at Closing, then this Agreement shall not terminate, and, at the Closing, Seller shall assign and transfer to Purchaser all such insurance proceeds and the remaining deductible amount, if any. If (A) Seller does not tender the difference at Closing, (B) the insurance carrier does not affirm and acknowledge its liability for such damage or (C) Seller does not tender at Closing the amount of the deductible portion of such insurance loss (including business interruption and rental loss insurance of Seller that would be applicable to the period after the Closing) less any amounts used to repair or restore damage, subject to Purchaser’s Repair Approval, if applicable, then Purchaser may, at its option, elect to terminate this Agreement in accordance with Section 10.1(e), in which case the Earnest Money will be refunded to Purchaser in accordance with Section 10.4(a). For purposes of this Section 6.1(c), “Purchaser’s Repair Approval” shall mean the approval of Purchaser in respect of the costs and expenses to be incurred by Seller in connection with the repair and restoration of any casualty damage prior to the Closing, which approval shall not be unreasonably withheld, conditioned or delayed and if not given by Purchaser within 24 hours after Seller’s request therefor, Purchaser’s approval shall be deemed given. In no event shall Purchaser’s Repair Approval be required in connection with any repairs or restoration work that Seller, in its discretion, believes necessary to undertake immediately so as to prevent further property damage or personal injury at the Real Property.

(d)           If and to the extent that Seller is required in this Section 6.1 to assign and transfer to Purchaser all of Seller’s right, title and interest in and to insurance proceeds and deductible amounts, (i) Seller shall use commercially reasonable efforts to cause its insurance carriers pay any unpaid insurance proceeds (including business interruption and rental loss insurance of Seller that would be applicable to the period after the Closing) to Purchaser and for Purchaser’s benefit, and (ii) if Seller’s insurance carriers do not permit assignment of such insurance proceeds to Purchaser, then Seller shall obtain from its insurance carriers a policy endorsement to each applicable policy pursuant to which Purchaser is added as a loss payee as of the Closing Date under each applicable policy. The provisions of this Section 6.1(d) shall survive the Closing.

6.2           Condemnation. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Real Property, or any portion thereof, or any other proceedings arising out of injury or damage to the Real Property, or any portion thereof, Seller will notify Purchaser of the pendency of such proceedings. If any condemnation proceedings affecting the Real Property, or any portion thereof, are commenced or threatened prior to Closing, then Purchaser may, at its option,

(i) terminate this Agreement in accordance with Section 10.1(e) in which case the Earnest Money shall be refunded to Purchaser in accordance with Section 10.4(a) or (ii) waive its objections thereto.

ARTICLE VII
Covenants

7.1           Title Review and Approval.

(a)           Seller shall use commercially reasonable efforts deliver to Purchaser within five days after the Effective Date (i) a Commitment for Title Insurance with copies of all recorded instruments affecting the Real Property and recited as exceptions in such Commitment for Title Insurance (collectively, the “Commitment”) and (ii) a current survey (or an update of an existing survey) (the “Survey”) of the Real Property made on the ground by a registered professional land surveyor that conforms to the current requirements of an ALTA/ACSM Land Title Surveys as adopted by the American Land Title Association and American Congress on Surveying and Mapping. The Survey shall be certified to Purchaser using a form of certificate reasonably acceptable to Purchaser. Purchaser acknowledges that the legal description for the Real Property is in the process of being revised and Seller will update the Commitment as soon as reasonably practicable to reflect the amended legal description.

(b)           If Purchaser has an objection to items disclosed in the Commitment, or Survey, then Purchaser will have ten days after receipt of the Commitment, and Survey (whichever is last received) (the “Title Review Period”) to give Seller written notice of its objections (the “Title Objections”). If Purchaser gives timely written notice of its objections, then Seller shall have five business days after delivery of Purchaser’s notice (the “Seller’s Response Period”), to notify Purchaser whether Seller (i) elects to remove or insure over any such Title Objections prior to Closing or (ii) elects not to remove or insure over any such Title Objections. If Seller notifies Purchaser that it elects to remove or insure over certain Title Objections prior to Closing, Seller shall utilize reasonable diligence to do so, but Seller shall have no obligation to expend any money, to incur any contractual or other obligations or to institute any litigation in pursuing such efforts. If Seller notifies Purchaser that it elects not to cure certain Title Objections or otherwise fails to notify Purchaser of its election within the Seller’s Response Period (in which event Seller will be deemed to have elected not to cure the Title Objections), then Purchaser may elect, within five days after the expiration of the Seller’s Response Period, as its sole and exclusive remedy, to either (A) terminate this Agreement in accordance with Section 10.1(e), in which case the Earnest Money will be refunded to Purchaser in accordance with Section 10.4(a) or (ii) waive the Title Objection (which will thereupon become a Permitted Exception). Any exception to title not objected to by Purchaser in the manner and within the time period specified in this Section 7.1(b) will be deemed accepted by Purchaser. The phrase “Permitted Exceptions” means those exceptions to title set forth in the Commitment or Survey and that have been accepted or deemed accepted by Purchaser, together with the Hotel Transaction Documents to the extent same will be recorded against the Real Property upon the Closing of the Hotel Transaction and are provided to Purchaser during the first five days of the Inspection Period, and any new title exceptions in accordance with Section 7.1(c). Notwithstanding the foregoing provisions of this Section 7.1(b), in all events and regardless of whether Purchaser objects to such exceptions, on or before the Closing, Seller shall: (1) discharge any voluntary lien created by Seller that is secured by any portion of the Real Property; (2) discharge any lien for delinquent ad valorem taxes; (3) discharge any mortgage or deed of trust encumbering the Real Property; (4) discharge or bond around any mechanics’ liens or other involuntary liens; (collectively, “Monetary Encumbrances”).

(c)           New Permitted Exceptions. Notwithstanding any provision to the contrary herein contained, from time to time hereafter, Seller may elect to record against the Land (including the Real Property) easements or dedications to utilities or governmental authorities and additional title exceptions of a similar nature reasonably required or desirable in connection with the development of the Project or the development of adjacent parcels in the Lakeshore East development. Such additional title exceptions may include utility easements, plats, modifications to existing title exceptions and other similar recorded documents. Seller shall endeavor to deliver new title exceptions to Purchaser for comment prior to execution thereof and such document shall constitute an additional Permitted Exception without Purchaser’s express approval and Purchaser shall not be entitled to issue any objections thereto; provided, however, that to the extent that any such additional title exceptions will result in a Material Adverse Effect, in Seller’s or Purchaser’s reasonable discretion, then Purchaser shall have the right to approve or disapprove such additional title exceptions by written notice to Purchaser (stating with specificity the reasons for Purchaser’s disapproval, if any) within five business days following Seller’s written request therefor, failing which, the additional title exception shall be deemed accepted by Purchaser and shall constitute and an additional Permitted Exception. If Purchaser timely notifies Seller of its disapproval of a new title exception as provided in the immediately preceding sentence, then such notification shall be deemed a Title Objection and the parties shall follow the procedure set forth in Section 7.1(b).

7.2           Confidential Information. Purchaser shall treat as confidential all information and materials furnished or made available by Seller to Purchaser in accordance with this Agreement or obtained by Purchaser in the course of its investigation and the Feasibility Study (collectively, “Confidential Information”). Purchaser will not divulge and will use its commercially reasonable diligence to prevent Purchaser’s Representatives from divulging such information except as required by applicable Law or as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transactions contemplated hereby, including Purchaser’s agents, attorneys, representatives, consultants, prospective lenders, current and prospective investors and their advisors, current and prospective financial partners and engineers in this transaction (collectively “Purchaser’s Representatives”). If Purchaser elects to purchase the Real Property, then Purchaser and Purchaser’s Representatives may disclose such Confidential Information after the Closing (provided, however, that any disclosure by Purchaser or Purchaser’s Representatives of Confidential Information regarding Aqua at LSE, Seller 2 or any affiliates of Seller or the Company not involved in the transactions contemplated by this Agreement, as well as any Confidential Information pertaining to portions of the Project other than the Real Property or common areas of the Project appurtenant to the Real Property or any portion thereof, shall be subject to Seller’s prior approval, not to be unreasonably withheld, delayed or conditioned). Notwithstanding any other provision of this Section 7.2 to the contrary or in any other agreement to which a party hereto is bound, the Confidential Information shall exclude, and Purchaser and Purchaser’s Representatives may disclose, any information or documentation that (i) is readily ascertainable by the general public, (ii) was known to Purchaser prior to the execution of this Agreement, (iii) is deemed advisable by Purchaser to disclose to its officers, directors, members, managers, employees, agents, consultants, members of professional firms serving it or potential lenders, investors, consultants and brokers and others who need to know such information or review such documentation for the purpose of assisting Purchaser in connection with the transactions contemplated hereby so long as such persons are informed by Purchaser of the confidential nature of such information and are directed by Purchaser to treat such information confidentially, (iv) is required to be disclosed by applicable Law or (v) is deemed advisable by Purchaser or its counsel to be disclosed in connection with financial reporting, securities disclosures or other legal, tax or financial requirements or guidelines applicable to Purchaser or any affiliate thereof, including any disclosures to the Securities and Exchange Commission. Notwithstanding any provision to the contrary contained in this Agreement, (including Section 10.4(c) and Section 11.4), Purchaser acknowledges that Seller is likely to suffer irreparable harm without adequate remedies at law in the event Purchaser or any of Purchaser’s Representatives violate the terms of this Section 7.2 and improperly discloses Confidential Information and as a result, Seller shall have the right to pursue equitable relief, including specific performance and any damages which Seller might be entitled to recover. Purchaser hereby waives the defense that there is an adequate remedy at law and waives any requirement for the posting of a bond by Seller. In the event that Seller files an action for specific performance or injunctive relief due to a breach of this Section 7.2 by Purchaser or any of Purchaser’s Representatives, Seller shall be entitled to reimbursement by Purchaser of all reasonable attorneys’ fees and expenses incurred by Seller if Seller prevails in any such action. The terms of this Section 7.2 shall survive the Closing or any sooner termination of this Agreement.

7.3           Submission Matters and Additional Submission Matters.

(a)           Submission Matters. Seller shall or shall cause the Company to deliver in physical or electronic format, or otherwise make available if not reasonably deliverable in either such format, to Purchaser, within five days after the Effective Date, copies of the following (the “Submission Matters”):

(i)            a standard form of Tenant Lease and of the Retail Lease used in respect of the Real Property;

(ii)           all Tenant Leases with Retail Tenants (“Retail Leases”);

(iii)          all Service Contracts relating to the ownership and operation of the Real Property;

(vi)          a list of all Tangible Personal Property;

(v)           all Permits in respect of the ownership and operation of the Real Property, including all building permits and certificates of occupancy;

(vi)          the most current real estate and personal property tax statements in respect of the Real Property;

(vii)         to the extent (and only to the extent) that such items are available and in Seller’s or the Company’s actual possession or in the actual possession of the Property Manager, all warranties and guaranties relating to the Real Property, or any part thereof, or to the Tangible Personal Property;

(viii)        a rent roll as of a date not more than 30 days prior to the Effective Date (“Initial Rent Roll”) prepared by the Property Manager showing, at a minimum, the following information: (A) unit number, (B) the amount of any rental concessions and prepaid rent, (C) rental rate, (D) expiration date of the Tenant Lease or Retail Lease, (E) amount of deposits and (F) move-in date;

(ix)           the Aqua Budget Comparison, the Aqua Balance Sheet, the Aqua Rent Roll (detailed for residential); the Aqua Rent Roll (detailed for retail and office) for May, 2009 through December 2009 and 2010 year to date (collectively, the “Financial Statements”);

(x)            to the extent (and only to the extent) that such items are available and in Seller’s or the Company’s actual possession or in the actual possession of the Property Manager, all environmental, engineering and soils reports;

(xi)           to the extent (and only to the extent) that such items are available and in Seller’s or the Company’s actual possession or in the actual possession of the Property Manager, non-privileged correspondence and pleadings in pending lawsuits affecting the Real Property, if any;

(xii)          a list of repairs done to the Real Property within the last 12 months having a cost of more than $25,000;

(xiii)         to the extent (and only to the extent) that such items are available and in Seller’s or the Company’s actual possession or in the actual possession of the Property Manager, all documentation regarding any roof, foundation or pest control (including termite) work performed on the Real Property and the bonds and/or warranties of such work;

(xiv)        a schedule of all insurance claims over the past year that relate to the Real Property or the Company, including crime and casualty claims;

(xv)         all Orders of any Governmental Entities affecting the Real Property or the Company;

(xvi)        a description of all pending and threatened litigation, if any, affecting the Real Property or the Company;

(xvii)       any written notices either (i) claiming violation of any applicable Law or restrictive covenant affecting the Company or any portion of the Real Property, or (ii) requiring or calling attention to the need for any work, repairs, construction, alterations or installation in connection with the Real Property that is required in order to comply with any Law or restrictive covenant;

(xviii)      to the extent (and only to the extent) that such items are available and in Seller’s or the Company’s actual possession or in the actual possession of the Property Manager, copies of any zoning information relating to the Real Property; and

(xix)         drafts of the Aqua Transfer Documents (which Seller shall deliver to Purchaser within ten days following the Effective Date) and the Hotel Transaction Documents as provided in Section 5.6.

(b)           Additional Submission Matters. In addition, Seller will cause to be made available to Purchaser for inspection at the Real Property the following (the “Additional Submission Matters”), to the extent (and only to the extent) that such items are available and in Seller’s or the Company’s actual possession or in the actual possession of the Property Manager:

(i)            copies of all architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans or studies of any kind that relate to the Real Property in the possession of or under the control of Seller or the Company;

(ii)           a copy of the current casualty insurance and business interruption or loss of rent insurance policies, showing conditions, coverage and deductible amounts;

(iii)          the 12 most recent utility bills relating to the Real Property;

(iv)          all Tenant Leases and all Retail Leases; and

(v)           delinquency logs, tenant complaint logs, repair/maintenance logs and records.

(c)           Termination. Upon any termination of this Agreement, to the extent requested by Seller, Purchaser shall promptly return to Seller all of the Submission Materials and Additional Submission Materials without retaining any copies or extracts therefrom, and, to the extent requested by Seller, copies of any third party reports, studies or tests commissioned by Purchaser with respect to the Real Property. In effecting such return, Purchaser may delete its electronic copies of the Submission Materials and Additional Submission Materials to satisfy the foregoing requirement, and Purchaser may return hard copies of any other Submission Materials or Additional Submission Materials that have been delivered to Purchaser in the form of hard copies.

7.4           Pre-Closing Operations. For a period of at least 72 hours before the Closing, Seller shall cause the Company to discontinue data entry operations in the on-site computer system for the Real Property, including making deposits of rental income. Seller acknowledges that such discontinuance is intended to afford Seller and Purchaser an opportunity to complete work on prorations as set forth in this Agreement. Seller shall, as soon as practicable after discontinuing such data entry (with Seller endeavoring to do the same within two hours after such discontinuance), forward to Purchaser or its designee final reports to facilitate compilation of prorations.

7.5           Continued Operations. Except as otherwise provided in Section 7.4, from the Effective Date until Closing, Seller will, and will cause the Company to, (i) maintain and operate the Company and the Real Property in its current state and condition in accordance with the Company’s customary manner, (ii) continue all insurance policies relative to the Real Property in full force and effect, (iii) not remove any item of Tangible Personal Property from the Real Property unless replaced by a comparable item of Tangible Personal Property or unless obsolete, (iv) maintain all Permits, including all development, building and use permits and certificates of occupancy, (v) perform, when due, all material obligations under any and all Material Contracts and otherwise in accordance with applicable Laws, and (vi) promptly forward to Purchaser any notices of code violations received by the Company or Seller in respect of Real Property. Without limiting the generality of the foregoing, Seller shall cause the Company to:

(a)           maintain its records in substantially the same manner as presently maintained;

(b)           not sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, except for fair value in the ordinary course of business consistent with prior practice;

(c)           not acquire any material capital asset (“material” for purposes of this paragraph shall mean any capital asset whose acquisition price or fair market value is in excess of $100,000), except any capital repairs in the ordinary course of business, or in connection with any repairing and restoration after a casualty;

(d)           not enter into or assume any pledge or other title retention agreement, or permit any Lien to attach upon any of its assets (other than Permitted Exceptions) or incur any indebtedness for borrowed money other than in the ordinary course of business;

(e)           not enter into any contract, commitment or agreement which would result in an obligation in excess of $100,000 unless terminable on 30 days notice without penalty, or amend or modify adversely, cancel, rescind, revoke or terminate any of the Contracts in a material manner, except in the ordinary course of business;

(f)            operate and maintain the Real Property in a manner generally consistent with the manner in which the Company has operated and maintained such Real Property prior to the Effective Date, such that at the Closing the Real Property is in substantially the same condition as on the Effective Date, normal wear and tear and casualty excepted;

(g)           not modify any Contract or enter into any new agreement relating to the operation or maintenance of the Real Property, except for those entered into in the ordinary course of business or otherwise approved by Purchaser, which approval shall not be unreasonably withheld, delayed or conditioned;

(h)           not cancel, revoke or terminate any Contract, except in the ordinary course in accordance with its terms or as otherwise approved by Purchaser, which approval shall not be unreasonably withheld;

(i)            not incur any capital expenditure at the Real Property in excess of $25,000;

(j)            maintain policies of property casualty insurance, liability insurance and rental loss insurance with coverage, terms, conditions and deductible amounts substantially consistent with the insurance policies on the Real Property currently in effect; and

(k)           pay as and when the same become due and payable, all payments to be made under any loan documents in respect of the Real Property and comply in all respects with all other provisions of such loan documents and not cause or permit a material default thereunder, and not amend or agree to the amendment of any of the provisions of such loan documents.

7.6           Rent Ready Condition. If any apartment unit is vacated seven days or more prior to Closing, then, prior to Closing, Seller shall and shall cause the Company to use commercially reasonable diligence to return such unit to rentable condition in accordance with the Company’s customary cleaning, painting and repair standards for vacant units (the condition of such an apartment unit after cleaning is referred to herein as a “Rent Ready Condition”). If, on the Closing Date, any of such units is not in a Rent Ready Condition, then the Purchase Price shall be credited in an amount equal to $1,000 for each unit that is not in a Rent Ready Condition.

7.7           Leasing. From the Effective Date through Closing, Seller shall cause the Company to conduct its leasing activities in the normal course of business; provided, however, that after the Effective Date (i) Seller shall not enter into any new leases with corporate apartment providers without Purchaser’s prior written approval, not to be unreasonably withheld, delayed or conditioned, and (ii) Seller shall not enter into any new leases for retail uses, enter into letters of intent with respect thereto (including for renewals), negotiate. modifications and extensions of existing Retail Leases, or cancel, revoke or terminate any Retail Lease, except upon the scheduled expiration date, without Purchaser’s prior written approval in each instance, which approval shall not be unreasonably withheld, delayed or conditioned.

7.8           Website. Seller shall maintain, or cause to be maintained, on the website for the Project (the “Project Website”) until the Closing all information relating to the Real Property, except that upon the Closing, Seller shall remove all references to Aqua at LSE as owner, as well as any internet lease concessions. In the Aqua Transfer Documents, Aqua at LSE shall cause to be conveyed to the Company, a non-exclusive license to use the following materials, if any, to the extent that Aqua at LSE owns same or has the legal right to permit the use of same: all existing professional photography of the Building and the Real Property and all high-resolution electronic and physical files for artwork related to the Project, the Building and the Real Property, including logos, brochures, inserts, signage and the like, but specifically excluding any of the foregoing materials pertaining to the Condominium Parcel and the Hotel Parcel.

7.9           Satisfaction of Conditions. Subject to the terms and conditions hereof, Seller shall use its reasonable efforts to (i) take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated hereby and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to its obligations to consummate the transactions contemplated hereby.

7.10         Notification. Seller shall promptly give written notice to Purchaser when any it becomes aware of any event that has had, or would reasonably be expected to have, a Material Adverse Effect. No such notice shall affect the representations, warranties, covenants, agreements or conditions of Seller hereunder or its liability therefor, or prevent Purchaser from relying on such representations, warranties, covenants, agreements or conditions contained herein or making any claims thereunder.

7.11         Exclusivity. From the Effective Date through the Closing, none of Aqua at LSE, Seller or the Company shall (and each shall cause their respective representatives and affiliates not to), directly or indirectly, (i) solicit, initiate, entertain, consider, encourage, accept or take any action reasonably likely to facilitate the submission of any proposal or offer from any third party relating to the acquisition (whether by merger, purchase of stock, purchase of assets or otherwise) of all or any part of the Real Property or the Company or (ii) participate in any discussions or negotiations (and each of the foregoing shall immediately cease any discussions or negotiations that are ongoing) regarding, furnish any information in respect of, assist or participate in any effort or attempt by any third party to do or seek any of the foregoing. Aqua at LSE, the Company and Seller shall promptly give Purchaser written notice of any solicitation, proposal or offer from any third person and the details thereof, including the identity of the third person.

7.12         Public Statements. Prior to the Closing, neither Seller (or the Company) nor Purchaser shall issue any press release in respect of the transactions contemplated hereby without the prior written consent of the other, except to the extent required by applicable Law or as may otherwise be permitted pursuant to Section 7.2. After the Closing, either Seller or Purchaser shall have the right to issue a press release or private communication announcing the purchase and sale of the Company or the resulting change in ownership of the Real Property so long as the release does not, except to the extent required by applicable Law or as may otherwise by permitted pursuant to Section 7.2, disclose the economic terms thereof (a “Permitted Release”). Notwithstanding the preceding provisions of this Section 7.12, any press release other than a Permitted Release issued by either Seller or Purchaser shall be subject to the review and approval of the other party hereto (which approval shall not be unreasonably conditioned, delayed or withheld), except to the extent required by applicable Law or as may otherwise by permitted pursuant to Section 7.2, in which event the review and approval of the other party hereto shall not be required. The provisions of this Section 7.12 shall survive the Closing.

7.13         Audit by Purchaser. Seller acknowledges that Purchaser may cause to be prepared audited financial statements in respect of the Company or the Real Property in compliance with the policies of Purchaser and certain Laws, including applicable regulations promulgated by the Securities and Exchange Commission. Seller shall use commercially reasonable efforts to cooperate with Purchaser’s auditors in the preparation of such audited financial statements (including making available for interview by Purchaser and Purchaser’s auditors the management personnel of the Property Manager who are responsible for the day-to-day operation of the Real Property and the keeping of the books and records in respect of the operation of the Real Property). If Seller has audited financial statements in respect of the Real Property, then Seller shall promptly provide Purchaser’s auditors with a copy of such audited financial statements. Seller acknowledges that any such audit may require review of records existing for up to three years prior to the Closing Date. If, after the Closing Date, Seller obtains an audited financial statement in respect of the Real Property for a fiscal period prior to the Closing Date that was not completed as of the Closing Date, then Seller shall promptly provide Purchaser with a copy of such audited financial statement. The provisions of this Section 7.13 shall survive the Closing.

7.14         Office Lease. During the Inspection Period, Purchaser and Seller shall attempt to agree on the form and substance of an office lease agreement for the Retail Parcel pursuant to which the Company, as landlord, leases approximately 41,981 square feet of office space to Magellan Development Group LLC, or an affiliate thereof, which affiliate shall be acceptable to Purchaser and Seller in their reasonable discretion. The parties hereto anticipate that the office lease will (i) provide an initial term of ten years commencing on the Closing Date and three, five-year options to extend the term of the office lease, (ii) provide for annual rent of $35 per square foot of space, with escalations of 3.5% per year, including during any extension periods, (iii) be structured as a triple-net lease, (iv) not require the landlord to provide any tenant improvements, allowances or other concessions, (v) be guaranteed by one or more persons acceptable to Purchaser in its discretion and (vi) contain such other terms and conditions as may be acceptable to Seller and Purchaser. If the parties hereto agree upon the form and substance of the office lease agreement during the Inspection Period, then at the request of either party hereto made before the expiration of the Inspection Period, the parties hereto will acknowledge before the expiration of the Inspection Period their approval of such agreement, which shall be deemed the “Office Lease”. The parties acknowledge and agree that neither party has engaged or will engage a broker, and no commission will be due to any broker, in connection with the Office Lease.

7.15         Parking Lease. During the Inspection Period, Seller shall use commercially reasonable efforts to negotiate a parking master lease agreement for the 967-space parking garage in the Building pursuant to which the Company, as master landlord, leases such parking garage to either (a) an affiliate of Seller who will then either sublease to, or enter into a new management agreement with, a first-class commercial parking garage operator that is not an affiliate of Seller or Purchaser or (b) a joint venture between an affiliate of Seller and a first class commercial parking garage operator that is not an affiliate of Seller or Purchaser. The parties hereto anticipate that the parking master lease agreement will (i) provide for a minimum term of five years, (ii) provide for annual rent of not less than $2,300,000, (iii) be structured as a triple-net lease, (iv) not require the landlord to provide any tenant improvements, allowances or other concessions, (v) be guaranteed by one or more persons acceptable to Purchaser in its discretion and (vi) contain such other terms and conditions as may be acceptable to Seller, Purchaser and such operator. Seller and Purchaser acknowledge that they anticipate negotiating whether the parking master lease will include an annual escalation of rent and will be structured as a triple-net lease. If the parties hereto agree upon the form and substance of the parking master lease agreement during the Inspection Period, then at the request of either party hereto made before the expiration of the Inspection Period, the parties hereto will acknowledge before the expiration of the Inspection Period their approval of such agreement, which shall be deemed the “Parking Lease”. The parties acknowledge and agree that neither party has engaged or will engage a broker, and no commission will be due to any broker, in connection with the Parking Lease.

7.16         Management Agreement. During the Inspection Period, Purchaser and Seller shall attempt to agree on the form and substance of a property management agreement, based on Purchaser’s standard form of property management subcontract agreement, pursuant to which the Company engages the Property Manager or an affiliate thereof. The parties hereto anticipate that the property management agreement will (i) provide for a three-year term, (ii) be terminable by the Company upon notice to the Property Manager for cause (but not for convenience), cause to include any uncured monetary default by the Property Manager or an affiliate thereof or any default by Seller 1, Seller 2 or an affiliate of either of them under the Office Lease, the Parking Agreement, the LLC Agreement or this Agreement, (iii) be terminable by the Company or property manager upon notice to the other if the buy-sell in the LLC Agreement is exercised by either party thereto, (iv) compensate the property manager at a rate to be negotiated during the Inspection Period and (v) contain such other terms and conditions as may be acceptable to Seller and Purchaser. If the parties hereto are able to agree upon the form and substance of the property management agreement during the Inspection Period, then at the request of either party hereto made before the expiration of the Inspection Period, the parties hereto will acknowledge before the expiration of the Inspection Period their approval of such agreement, which shall be deemed the “Management Agreement”.

7.17         Separate Tax Parcels. As soon as practical after the Closing, Seller shall cause the Apartment Parcel and the Retail Parcel to be divided into a tax parcel (or tax parcels) separate from the other Parcels. Purchaser acknowledges that Seller may be required to vertically subdivide the Project in order to complete the tax division. Purchaser agrees to reasonably cooperate with Seller in connection with the tax division. Seller shall keep Purchaser reasonably informed during such process. The provisions of this Section 7.17 shall survive the Closing.

ARTICLE VIII
Conditions to Closing

8.1           Conditions Precedent to Seller’s Obligations. The obligation of Seller to consummate the sale of the Interests as contemplated hereby on the Closing Date is subject to the satisfaction or waiver by Seller on the Closing Date of the following conditions:

(a)           Representations and Warranties. All representations and warranties of Purchaser contained herein that are qualified as to materiality must be true and correct, and all representations and warranties of Purchaser contained herein that are not qualified as to materiality must be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date other than such representations and warranties that specifically relate to an earlier date.

(b)           Covenants. Purchaser must have performed and complied with the covenants and provisions of this Agreement required to be performed or complied with by it between the Effective Date and the Closing Date.

(c)           Deliveries. Purchaser must have delivered to the Escrow Agent each item set forth in Sections 2.3 and 2.4 required to be delivered by such Purchaser on or before the Closing Date.

(d)           Litigation. No action, suit or proceeding may have been initiated or threatened for the purpose or with the probable or reasonably likely effect of enjoining or preventing the consummation of the transactions contemplated hereby or seeking damages on account thereof.

(e)           Office Lease; Parking Lease; Management Agreement. If Seller and Purchaser have not agreed on the form and substance of the Office Lease, the Parking Lease or the Management Agreement before the expiration of the Inspection Period as contemplated in

Sections 7.14, 7.15 and 7.16, then Purchaser and Seller must have agreed on the form and substance of the Office Lease, the Parking Lease or the Management Agreement, as applicable.

8.2           Conditions Precedent to Purchaser’s Obligations. The obligation of Purchaser to consummate the purchase of the Interests from Seller as contemplated hereby on the Closing Date is subject to the satisfaction or waiver by Purchaser on the Closing Date of the following conditions:

(a)           Representations and Warranties. All representations and warranties of Seller contained herein that are qualified as to materiality must be true and correct, and all representations and warranties of Seller contained herein that are not qualified as to materiality must be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date other than such representations and warranties that specifically relate to an earlier date.

(b)           Covenants. Seller must have performed and complied with the covenants and provisions of this Agreement required to be performed or complied with by it between the Effective Date and the Closing Date.

(c)           Deliveries. Seller must have delivered to the Escrow Agent each item set forth in Section 2.2 and 2.4 required to be delivered by it on or before the Closing Date.

(d)           Litigation. No action, suit or proceeding may have been initiated or threatened for the purpose or with the probable or reasonably likely effect of (i) enjoining or preventing the consummation of the transactions contemplated hereby or seeking damages on account thereof, (ii) recovering title to the Real Property or any part thereof or any interest therein, (iii) increasing substantially ad valorem Taxes theretofore or thereafter assessed against the Real Property or any part thereof or any interest therein or (iv) enjoining the violation of any Law, restrictive covenant or zoning ordinance that may be applicable to the Real Property or any part thereof or any interest therein.

(e)           No Material Adverse Change. There must not (i) have been any change in the environmental condition of the Real Property after expiration of the Inspection Period or (ii) have been any change in the matters reflected in the Commitment or the Survey after the expiration of the Title Review Period, in any event which could reasonably be expected to have a Materially Adverse Effect.

(f)              Insurability of Title. The Title Company must be prepared to issue the Owner’s Title Policy or a marked-up, binding and effective pro forma of the Owner’s Title Policy dated as of the Closing Date, insuring the Company’s fee simple title to the Real Property, subject only to the Permitted Exceptions, in an amount equal to the Unadjusted Purchase Price (or if the Unadjusted Purchase Price increases pursuant to Section 4.1(d), then in an amount equal to the increased, Unadjusted Purchase Price).

(g)           Hotel Transaction. The Hotel Transaction must have closed before, or closes contemporaneously with, the Closing.

(h)           Acquisition Financing. Purchaser must have obtained, and Purchaser’s lender must be irrevocably committed, willing and able to fund on the Closing Date, the acquisition financing for the transactions contemplated by this Agreement in an amount not less than $100,000,000 and on terms acceptable to Purchaser in its discretion (the “Acquisition Financing”).

(i)            REA Estoppels. If Seller has not delivered all executed and final REA Estoppels to Purchaser before the expiration of the Inspection Period as contemplated in Section 5.7, then Seller must have delivered all REA Estoppels in form and substance satisfactory to Purchaser in its reasonable discretion.

(j)            Office Lease; Parking Lease; Management Agreement. If Seller and Purchaser have not agreed on the form and substance of the Office Lease, the Parking Lease or the Management Agreement before the expiration of the Inspection Period as contemplated in Sections 7.14, 7.15 and 7.16, then Purchaser and Seller must have agreed on the form and substance of the Office Lease, the Parking Lease or the Management Agreement, as applicable.

ARTICLE IX
Survival and Indemnification

9.1           Survival of Representations, Warranties and Covenants.

(a)           The representations and warranties of Seller and Purchaser contained in this Agreement shall survive for a period of one year after the Closing Date, except such representations and warranties (i) set forth in Section 3.13 (taxes), which shall survive until 90 days after the expiration of all applicable statutes of limitations, and (ii) set forth in Section 3.7 (title to interests), which shall survive indefinitely. Any claim for indemnification in respect of any representation or warranty that is not asserted by notice given as herein provided relating thereto prior to the expiration of the specified period of survival shall not be pursued and is hereby irrevocably waived after the expiration of such period of survival. Any claim for an Indemnifiable Loss (as hereinafter defined) asserted within such period of survival as herein provided will be timely made for purposes hereof.

(b)           Except to the extent the terms and provisions of this Agreement are expressly stated herein to survive the Closing or any sooner termination of this Agreement, the terms and provisions of this Agreement will not survive the Closing or any sooner termination of this Agreement.

9.2           Indemnification.

(a)           Each Seller and Aqua at LSE shall jointly and severally indemnify, defend and hold harmless Purchaser, its affiliates and their respective officers, directors, stockholders, managers, members, partners, employees, agents and representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

(i)            any breach of representation or warranty of Aqua at LSE or any Seller under this Agreement; and

(ii)           any breach of any agreement of Seller under this Agreement.

(b)           Purchaser shall indemnify, defend and hold harmless Seller 1, Seller 2, Aqua at LSE, their respective affiliates, and each of their respective officers, directors, stockholders, managers, members, partners, employees, agents and representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

(i)            any breach of representation or warranty of Purchaser under this Agreement; and

(ii)           any breach of any agreement of Purchaser under this Agreement.

9.3           Definitions. As used in this Agreement, (i) “Indemnitee” means any person entitled to indemnification under this Agreement, (ii) “Indemnitor” means any person required to provide indemnification under this Agreement, (iii) “Indemnifiable Losses” means any and all damages, losses, liabilities, obligations, costs and expenses, and any and all claims, demands, actions, suits, proceedings or investigations or appeals by any person, including the costs and expenses of any and all assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys’ fees and expenses in respect thereof and in respect of establishing the right to indemnification hereunder, (iv) “Indemnity Payment” means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, and (v) “Third-Party Claim” means any claim, action, suit or proceeding made or brought by any person that is not a party to this Agreement or an affiliate of a party to this Agreement.

9.4           Procedures for Third-Party Claims.

(a)           If any Indemnitee receives notice of assertion or commencement of any Third-Party Claim against such Indemnitee in respect of which an Indemnitor may be obligated to provide indemnification under this Agreement, then the Indemnitee shall give such Indemnitor reasonably prompt written notice thereof; provided, however, that no delay on the part of the Indemnitee in notifying any Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is actually prejudiced by such delay.

(b)           Any Indemnitor will have the right to defend the Indemnitee against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnitee so long as (i) the Indemnitor notifies the Indemnitee in writing within ten days after the Indemnitee has given notice of the Third-Party Claim that the Indemnitor will indemnify the Indemnitee from and against any such Indemnifiable Losses, (ii) the Indemnitor provides the Indemnitee with evidence reasonably acceptable to the Indemnitee that the Indemnitor will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third-Party Claim involves only monetary damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment in respect of, the Third-Party Claim is not, in the good faith judgment of the Indemnitee, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnitee, and (v) the Indemnitor conducts the defense of the Third-Party Claim actively and diligently.

(c)           So long as the Indemnitor is conducting the defense of the Third-Party Claim in accordance with Section 9.4(b), (i) the Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim, (ii) the Indemnitee will not consent to the entry of any judgment or enter into any compromise or settlement in respect of the Third-Party Claim without the prior written consent of the Indemnitor (which consent will not be unreasonably conditioned, delayed or withheld), and (iii) the Indemnitor will not consent to the entry of any judgment or enter into any compromise or settlement in respect of the Third-Party Claim without the prior written consent of the Indemnitee (which consent will not be unreasonably conditioned, delayed or withheld); provided, however, that in respect of clause (iii) above, the Indemnitee may condition such consent upon the delivery by the claimant or plaintiff to the Indemnitee of a duly executed unconditional release of the Indemnitee from all liability in respect of such Third-Party Claim.

(d)           If any condition set forth in Section 9.4(b) is or becomes unsatisfied, however, (i) the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement in respect of, the Third-Party Claim in any manner it reasonably may deem appropriate; provided, however, that the Indemnitee will consult with and obtain the consent of the Indemnitor in connection therewith which consent shall not be unreasonably conditioned, delayed or withheld, (ii) the Indemnitor will reimburse the Indemnitee promptly and periodically for the costs of defending against the Third-Party Claim (including reasonable attorneys’ fees and expenses), and (iii) the Indemnitor will remain responsible for any Indemnifiable Losses the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of or caused by, the Third-Party Claim to the fullest extent provided in this Section 9.4.

9.5           Direct Claims. The Indemnitor will have a period of 30 days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss that does not result from a Third-Party Claim (a “Direct Claim”). If the Indemnitor does not so respond within such 30-day period, then the Indemnitor will be deemed to have rejected such claim, in which event the Indemnitee will be entitled to pursue such remedies as may be available to the Indemnitee.

9.6           Indemnity Payments. Upon making any Indemnity Payment the Indemnitor will, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any third person (other than an insurance company) in respect of the Indemnifiable Loss to which the Indemnity Payment related; provided, however, that (i) the Indemnitor shall then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnitee fully recovers payment of its Indemnifiable Loss, any and all claims of the Indemnitor against any such third person on account of such Indemnity Payment will be subrogated and subordinated in right of payment to the Indemnitee’s rights against such third person. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnitor will duly execute and deliver upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights. Any Indemnity Payment hereunder shall be treated as an adjustment to the Purchase Price.

The provisions of this Article IX shall survive the Closing or any earlier termination of this Agreement.

ARTICLE X
Termination

10.1         Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(a)           by the written agreement of Purchaser and Seller;

(b)           by Purchaser, if there shall have been a breach of any agreement or covenant or failure to be true of any representation or warranty set forth in this Agreement on the part of Seller, which breach is incapable of being cured or, if capable of being cured, is not cured within 30 days after receipt of written notice thereof by Seller from Purchaser (a “Seller’s Breach”); provided, however, the preceding notice and opportunity to cure does not apply to any breach by Seller in performing its obligations at Closing if all conditions to Seller’s obligation to close in Section 8.1 have been satisfied (or otherwise waived by Seller) and there exists no Purchaser’s Breach (as hereinafter defined).

(c)           by Seller, if there shall have been a breach of any agreement or covenant or failure to be true of any representation or warranty set forth in this Agreement on the part of Purchaser, which breach is incapable of being cured or, if capable of being cured, is not cured within 30 days after receipt of written notice thereof by Purchaser from Seller (a “Purchaser’s

Breach”); provided, however, the preceding notice and opportunity to cure does not apply to any breach by Purchaser in performing its obligations at Closing if all conditions to Purchaser’s obligation to close in Section 8.2 have been satisfied (or otherwise waived by Purchaser) and there exists no Seller’s Breach;

(d)           by Purchaser on or prior to the expiration of the Inspection Period, pursuant to Section 5.1;

(e)           by Purchaser under and as permitted by Section 5.6, 6.1(b), 6.1(c), 6.2 or 7.1(b);

(f)            by Purchaser if any condition set forth in Section 8.2(d), 8.2(e), 8.2(f), 8.2(g), 8.2(h), 8.2(i) or 8.2(j) has not been satisfied on or before the Target Closing Date (as it may be accelerated or extended) or if the satisfaction of such condition by the Target Closing Date (as it may be accelerated or extended) is or becomes impossible (other than through the failure of Purchaser to comply with its obligations hereunder) and Purchaser has not waived such condition on or before the Target Closing Date (as it may be accelerated or extended);

(g)           by Seller if any condition set forth in Section 8.1(d) or 8.1(e) has not been satisfied on or before the Target Closing Date (as it may be accelerated or extended) or if the satisfaction of such condition by the Target Closing Date (as it may be accelerated or extended) is or becomes impossible (other than through the failure of Seller to comply with its obligations hereunder) and Seller has not waived such condition on or before the Target Closing Date (as it may be accelerated or extended); or

(h)           by Seller on or prior to the expiration of the Inspection Period, pursuant to Section 5.5.

10.2         Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 10.1(b), 10.1(c), 10.1(d), 10.1(e), 10.1(f), 10.1(g) or 10.1(h) shall promptly give written notice of such termination to the other party.

10.3         Effect of Termination. Upon termination of this Agreement pursuant to Section 10.1, this Agreement shall become null and void and of no further force and effect and all obligations of the parties hereto shall terminate and there shall be no liability or obligation of any party hereto, except as otherwise provided in Section 10.4 below and except for the obligations under this Agreement which expressly survive any termination of this Agreement.

10.4         Remedies; Distribution of Earnest Money; Liability Threshold and Cap.

(a)           If this Agreement is terminated pursuant to Section 10.1(a), by Purchaser pursuant to Section 10.1(d), 10.1(e) or 10.1(f) or by Seller pursuant to Section 10.1(g) or 10.1(h), then in any such event the Earnest Money shall be promptly returned to Purchaser.

(b)           If the purchase and sale of the Interests is not consummated due to Seller’s Breach, Purchaser shall have the right, in its discretion and as its sole and exclusive remedy, to either (i) terminate this Agreement pursuant to Section 10.1(b) whereupon Seller shall pay to Purchaser the amount of $1,500,000 as liquidated damages (the “Liquidated Damages of Purchaser”), or (ii) seek, pursue and obtain, to the fullest extent permitted by law, specific performance of the obligations under this Agreement of Seller. In view of the difficulty of accurately ascertaining the actual loss and damages which the Purchaser will suffer by reason of the transactions described hereunder not closing, the Liquidated Damages of Purchaser provided for in this Section 10.4(b) are hereby fixed and agreed by the parties as the agreed upon liquidated damages (and not a penalty) that the parties acknowledge reflects a reasonable estimate of damages that Seller will pay by reason of Seller’s Breach. All other remedies of Purchaser for Seller’s Breach are hereby waived. Notwithstanding any provision to the contrary contained in this Agreement, regardless of what remedy is exercised by Purchaser upon the termination of this Agreement, if the Closing is consummated and there is a breach by Seller of any covenants and obligations of Seller that expressly survive the termination of this Agreement or the Closing, Purchaser will have the right to exercise whatever rights and remedies are available at law and in equity, including specific performance and damages, but in no event shall Seller be liable to Purchaser for, and Purchaser waives any right to pursue, punitive, indirect, speculative or consequential damages (collectively, “Speculative Damages”).

(c)           If the purchase and sale of the Interests is not consummated due to Purchaser’s Breach, Seller shall have the right, in its discretion and as its sole and exclusive remedy, to terminate this Agreement pursuant to Section 10.1(c) whereupon Purchaser shall pay to Seller the amount of $1,500,000 as liquidated damages (the “Liquidated Damages of Seller”). In view of the difficulty of accurately ascertaining the actual loss and damages which the Seller will suffer by reason of the transactions described hereunder not closing, the Liquidated Damages of Seller provided for in this Section 10.4(c) are hereby fixed and agreed by the parties as the agreed upon liquidated damages (and not a penalty) that the parties acknowledge reflects a reasonable estimate of damages that Purchaser will pay by reason of Purchaser’s Breach. All other remedies of Seller for Purchaser’s Breach are hereby waived. Notwithstanding any provision to the contrary contained in this Agreement, if the Closing is consummated and there is a breach by Purchaser of any covenants and obligations of Purchaser that expressly survive the termination of this Agreement or the Closing, Seller will have the right to exercise whatever rights and remedies are available at law and in equity, including specific performance and damages, but in no event shall Purchaser be liable to Aqua at LSE, any Seller or any affiliate or Related Persons of Aqua at LSE or any Seller for, and Aqua at LSE and each Seller, for itself and for all Related Persons of any of them waives, any right to pursue Speculative Damages.

(d)           Notwithstanding any provision to the contrary contained in this Agreement, no act or omission during the Inspection Period that gives rise to a Purchaser’s Breach shall entitle Aqua at LSE, any Seller or any affiliate or Related Persons of Aqua at LSE or any Seller, and Aqua at LSE and each Seller, for itself and for all Related Persons of any of them waives, any right to pursue any Liquidated Damages of Seller or Speculative Damages (provided, however, for the avoidance of doubt, the foregoing shall not preclude Seller from pursuing any other rights and remedies available under this Agreement, at law and in equity, in respect of any such act or omission, subject to the provisions of Section 10.6).

10.5         Modification of Representations, Warranties or Schedules. Prior to the Closing, as and to the extent that (i) Aqua at LSE, Seller or Purchaser obtains actual knowledge of facts or (ii) Aqua at LSE, Seller or Purchaser receives (or any such party receives and delivers to any other party) any update to the representations and warranties contained in this Agreement (each, a “Disclosure”), in either case containing information that would make any of the representations or warranties made in this Agreement inaccurate in any material respect, and the Closing occurs, then such inaccurate portion of such representation or warranty shall be deemed to be modified and superseded by such Disclosure, and no party shall have any liability in respect of that portion of the representation or warranty modified and superseded by such Disclosure.

10.6         Limitation of Liability. Notwithstanding any provision to the contrary contained in this Agreement, the maximum aggregate liability of Seller or Purchaser, or any affiliates of either party, under this Agreement after the Closing in respect of any covenant, condition, representation, warranty, indemnity or other obligation shall not exceed $2,500,000; provided, however, that neither Seller nor Purchaser, nor any of their respective affiliates, will be entitled to make a claim after the Closing under or in respect of this Agreement unless and until the aggregate amount of claims exceeds $50,000, in which event, the claiming party will be entitled to make any such claim back to the first dollar of damage.

10.7         Survival. The provisions of this Article X shall survive the Closing or any sooner termination of this Agreement.

ARTICLE XI
Miscellaneous Provisions

11.1         Amendments. This Agreement may be amended, modified or supplemented only pursuant to a written instrument making specific reference to this Agreement and signed by each of Purchaser and Seller.

11.2         Assignment. Neither this Agreement nor any right or obligation hereunder shall be assigned, delegated or otherwise transferred (whether voluntarily, by merger or operation of Law or otherwise), without the prior written consent of the other parties hereto; provided, however, that Purchaser may, without obtaining the prior written consent of Seller, assign, delegate or otherwise transfer its rights and obligations hereunder (including its right to seek indemnification hereunder) to any affiliate or subsidiary of such Purchaser or any entity in which Purchaser or its principals have control; provided, further, that upon both the assignment of this Agreement and the assignee’s delivery to the Escrow Agent of the full amount of Closing funds required to be delivered by Purchaser (or its assignee), the original Purchaser will be released from all liabilities and obligations under this Agreement, as long as such assignee has assumed all of the liabilities and obligations of the Purchaser under this Agreement. Seller shall execute such acknowledgements of such assignments and collateral assignments in such forms as such Purchaser or any such institutional lender may from time to time reasonably request provided such forms are reasonably satisfactory to Seller and conform to the term of this Agreement, in general, and this Section 11.2, in particular. Any attempted assignment, delegation or transfer in violation of this Section 11.2 shall be void and of no force or effect.

11.3         Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

11.4         Construction.

(a)           The Article and Section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof. Unless the context otherwise requires, (i) all references to Articles, Sections, Schedules or Exhibits contained in this Agreement are references to articles, sections, schedules or exhibits of or to this Agreement, (ii) words in the singular include the plural and vice versa, and (iii) words of any gender include each other gender. No provision of this Agreement will be interpreted in favor of, or against, any party hereto by reason of the extent to which any such party or its counsel participated in the drafting hereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof. Whenever there is imposed on any party an obligation to use best efforts, commercially reasonable efforts, reasonable efforts or diligence or similar efforts, such party shall be required to exert those efforts or diligence only to the extent they are economically feasible, practicable and reasonable under the circumstances and shall not impose upon such party extraordinary financial or other burdens or be the basis upon which any other party may claim a breach or failure hereunder.

(b)           As used in this Agreement the following words or phrases have the following meanings: (i) “affiliate” means, in respect of any specified person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person and, in the case of Purchaser, also includes any entity that participates in any investment program sponsored by Behringer Harvard Holdings, LLC, or any of its direct or indirect parents or subsidiaries; (ii) “business day” means any day other than Saturday, Sunday or any day on which banks in Chicago, Illinois are required or authorized by Law to be closed for business; (iii) for purposes of the definition of “affiliate,” “control” when used in respect of any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise (and “controlling” and “controlled” have meanings correlative thereto); (iv) “day” means a calendar day; (v) “dollar” or “$” means lawful currency of the United States; (vi) “hereby,” “herein,” “hereof,” “hereto,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision hereof; (vii) “include,” “including” and derivatives thereof mean “including without limitation”; (viii) “or” means “and/or”; (ix) “person” means any individual, corporation, joint venture, partnership, limited partnership, limited liability company, trust, unincorporated association or other form of business or legal entity or Governmental Entity; (x) “U.S.” or “United States” means the United States of America; (xi) “Law” means any law, statute, constitution, treaty, ordinance, rule or regulation; and (xii) “discretion” means sole and absolute discretion, unless otherwise provided in this Agreement. Whenever any determination is to be made or action to be taken on a date specified in this Agreement, if such date falls upon a Saturday, Sunday or holiday observed by federal savings banks in the State of Texas or Illinois, the date for such determination or action will be extended to the first business day immediately thereafter.

11.5         Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed and delivered shall be an original, and all of which when taken together shall constitute one and the same instrument.

11.6         Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto) constitutes the entire agreement of the parties hereto in respect of the subject matter hereof, and supersedes any and all prior agreements or understandings among such parties in respect of such subject matter.

11.7         Expenses. Except as otherwise expressly provided in this Agreement, each party hereto shall bear all of the expenses (including fees and disbursements of its counsel) incurred by or on behalf of it in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. In no event shall the Company bear any of such expenses.

11.8         Further Assurances. Each party hereto shall execute and deliver all such further and additional instruments and agreements and shall take all such further and additional actions, as may be reasonably necessary or desirable to evidence or carry out the provisions of this Agreement or to consummate the transactions contemplated hereby.

11.9         Governing Law. This Agreement (and any claims or disputes arising out of or related to this Agreement or the transactions contemplated hereby or to the inducement of any party to enter this Agreement, whether for breach of contract, tortuous conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed and construed in accordance with the Laws of the State of Illinois, including all matters of construction, validity and performance, in each case without regard to any conflicts-of-laws principles that might lead to the application of the Laws of any other jurisdiction.

11.10       Jurisdiction; Venue; Waiver of Jury Trial. Any dispute regarding the interpretation or validity of otherwise arising out of or relating to, this Agreement or the transactions contemplated hereby shall be subject to the exclusive jurisdiction of the federal court sitting in the Northern District of Illinois, or, if such court does not have jurisdiction, any state court sitting in Cook County, Illinois. Each party hereto hereby submits to the personal and exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such dispute and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such dispute in any such court or that any such dispute that is brought in any such court has been brought in an inconvenient forum. To the extent permitted by Law, Seller and Purchaser expressly waive any right to trial by jury of any claim or dispute arising under or in any way connected with this Agreement, whether arising in contract, tort or otherwise.

11.11       Notices. Any notice, request, demand or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand delivery, mail (first class, certified mail, postage prepaid), facsimile, electronic mail or overnight courier if to any party hereto, at the address or facsimile number set forth below such party’s name on the signature pages hereto or to such other address or facsimile number as such party shall have last designated by notice to the other parties hereto in accordance with this Section 11.11. Notices sent by hand delivery shall be deemed to have been given when received or delivery is refused; notices mailed in accordance with this Section 11.11 shall be deemed to have been given three days after the date so mailed; notices sent by electronic mail or facsimile shall be deemed to have been given when electronically confirmed; and notices sent by overnight courier shall be deemed to have been given on the next business day after the date so sent. The inability to deliver notice because of changed address or facsimile number of which no notice was given shall be deemed to be receipt of the notice as of the date such attempt was first made. Notwithstanding any other provision of this Section 11.11 to the contrary, any notice given in a manner other than as provided in this Agreement, that is actually received, shall be effective in respect of the recipient on receipt of such notice. Failure to send a notice to any person or any defect in any notice shall not affect its sufficiency in respect of any other person.

11.12       Non-Recourse. Notwithstanding any other provision of this Agreement to the contrary, no past, present or future controlling person, officer, director, stockholder, partner, manager, member, agent, employee or other representative of Purchaser, Seller or Aqua at LSE shall have any liability for any obligations or liabilities of Purchaser, Seller or Aqua at LSE, respectively, under this Agreement or any claim based on or related to the transactions contemplated hereby.

11.13       Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable under the applicable Law of any jurisdiction, then (i) the remainder of this Agreement or the application of such provisions to other persons or circumstances or in other jurisdictions shall not be affected thereby, (ii) such invalid, illegal or unenforceable provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such Law and (iii) such invalid, illegal or unenforceable provision shall not affect the validity or enforceability of any other provision of this Agreement.

11.14       Specific Performance. Seller acknowledges and agrees that Seller’s Breach would cause irreparable damage to Purchaser and Purchaser will not have an adequate remedy at law. Accordingly, to the extent that Purchaser is entitled to terminate this Agreement pursuant to Section 10.1(b) and has not otherwise elected to receive the Liquidated Damages of Purchaser pursuant to Section 10.4(b), the obligations of Seller under this Agreement to sell the Interests to Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction in Cook County, Illinois, and appropriate injunctive relief may be applied for and granted in connection therewith. If any action, suit or proceeding is instituted by Purchaser to enforce this Agreement as a result of Seller’s Breach, Seller hereby waives the defense that there is an adequate remedy at law and waives any requirement for the posting of a bond by Purchaser. In the event of a Seller’s Breach that results in the filing of an action for specific performance, Purchaser shall be entitled to reimbursement by Seller of all reasonable attorneys’ fees and expenses incurred by Purchaser if Purchaser prevails in such action for specific performance.

11.15       No Third-Party Beneficiaries. Nothing express or implied in this Agreement is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and permitted assigns any right, benefit or remedy under or by reason of this Agreement.

11.17       No Waiver. Except as otherwise provided in this Agreement, the rights and remedies provided for herein are cumulative and not exclusive of any rights or remedies that may be available to any party hereto whether at law, in equity or otherwise. No delay, forbearance or neglect by any party hereto, whether in one or more instances, in the exercise or any right, power, privilege or remedy hereunder or in the enforcement of any terms and conditions of this Agreement shall constitute or be construed as a waiver thereof. No waiver of any provision hereof, or consent required hereunder, or any consent or departure from this Agreement, shall be valid or binding unless expressly and affirmatively made in writing and duly executed by the party to be charged with such waiver. No waiver shall constitute or be construed as a continuing waiver or a waiver in respect of any subsequent Default, either of similar or different nature, unless expressly so stated in such writing.

11.18       Independent Consideration. Contemporaneously with the execution and delivery of this Agreement, Purchaser has delivered to Seller, and Seller hereby acknowledges the receipt of, $100 (“Independent Consideration”), which amount the patties hereto bargained for and agreed to as consideration for Purchaser’s exclusive right to inspect and purchase the Interests pursuant to this Agreement and for Seller’s execution, delivery and performance of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is nonrefundable and it is fully earned and will be retained by Seller notwithstanding any other provision of this Agreement.

11.19       No Recordation. Neither Seller nor Purchaser shall record this Agreement or any memorandum hereof with the Cook County Recorder of Deeds without the prior written consent of the other party.

11.20       Attorneys’ Fees. Any party to this Agreement who is the prevailing party in all material respects in any legal proceeding against the other party brought under or in respect of this Agreement or the transactions contemplated hereby will be additionally entitled to recover court costs and reasonable attorneys’ fees from the non-prevailing party.

11.21       Survival. The provisions of this Article XI shall survive the Closing or any sooner termination of this Agreement.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the Effective Date.

PURCHASER:

BEHRINGER HARVARD MULTIFAMILY OP I LP, a Delaware limited partnership

By:	BHMF, Inc.,
a Delaware corporation
its general partner

	By:	/s/ Robert T. Poynter
	Name:	Robert T. Poynter
	Title:	Vice President

Address:	Behringer Harvard Multifamily OP I LP
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Facsimile: 214-655-1610
Attention: Mark T. Alfieri
Email: malfieri@behringerharvard.com

with a copy (which shall not constitute notice) to:

Miller, Egan, Molter & Nelson LLP
4514 Cole Avenue, Suite 1250
Dallas, Texas 75205
Facsimile: 214-628-9505
Attention: Walter D. Miller
Email: walt.miller@MillerEgan.com

SELLER 1:

LAKESHORE AQUA RENTAL LLC,
an Illinois limited liability company

By:	/s/ David J. Carlins
Name:	David J. Carlins
Title:	Authorized Signatory

Address:	Lakeshore Aqua Rental LLC
c/o Magellan Development Group LLC
225 North Columbus Drive, Suite 100
Chicago, Illinois 60601
Facsimile: 312-642-2773
Attention: David Carlins
Email: dcarlins@magellandevelopment.com

with a copy (which shall not constitute notice) to:

Magellan Development Group LLC
225 North Columbus Drive, Suite 100
Chicago, Illinois 60601
Facsimile: 312-642-2773
Attention: Kimberly J. Sharon, General Counsel
Email: ksharon@magellandevelopment.com

SELLER 2:

MAGELLAN AQUA LLC,
an Illinois limited liability company

By:	/s/ David J. Carlins
Name:	David J. Carlins
Title:	Authorized Signatory

Address:	Magellan Aqua LLC
c/o Magellan Development Group LLC
225 North Columbus Drive, Suite 100
Chicago, Illinois 60601
Facsimile: 312-642-2773
Attention: David Carlins
Email: dcarlins@magellandevelopment.com

with a copy (which shall not constitute notice) to:

Magellan Development Group LLC
225 North Columbus Drive, Suite 100
Chicago, Illinois 60601
Facsimile: 312-642-2773
Attention: Kimberly J. Sharon, General Counsel
Email: ksharon@magellandevelopment.com

JOINDER

Aqua at LSE hereby joins in this Agreement for the sole purpose of confirming, ratifying and agreeing to be bound by (i) the representations and warranties set forth in this Agreement, (ii) the indemnity obligations of Aqua at LSE as set forth in this Agreement and (iii) the covenants and other obligations of Aqua at LSE in this Agreement.

AQUA AT LSE:

AQUA AT LAKESHORE EAST LLC,
an Illinois limited liability company

By:	/s/ David J. Carlins
Name:	David J. Carlins
Title:	Authorized Signatory

Address:	Aqua at Lakeshore East LLC
c/o Magellan Development Group LLC
225 North Columbus Drive, Suite 100
Chicago, Illinois 60601
Facsimile: 312-642-2773
Attention: David Carlins
Email: dcarlins@magellandevelopment.com

with a copy (which shall not constitute notice) to:

Magellan Development Group LLC
225 North Columbus Drive, Suite 100
Chicago, Illinois 60601
Facsimile: 312-642-2773
Attention: Kimberly J. Sharon, General Counsel
Email: ksharon@magellandevelopment.com

EXHIBIT A

DESCRIPTION OF REAL PROPERTY

PARCEL 1:

A PARCEL OF LAND COMPRISED OF A PART OF LOT I, ALL OF LOT IA, ALL OF LOT 2, ALL OF LOTS 3, 3A,3B,3C AND 3D; A PART OF LOT 4 AND A PART OF LOT 15; ALL IN LAKESHORE EAST SUBDIVISION, BEING A SUBDIVISION OF PART OF LANDS LYING EAST OF AND ADJOINING FORT DEARBORN ADDITION TO CHICAGO, SAID ADDITION BEING IN THE SOUTHWEST FRACTIONAL QUARTER OF SECTION 10, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, LLLINOIS, ACCORDING TO THE PLAT OF SAID LAKESHORE EAST SUBDIVISION, RECORDED MARCH 4, 2003 AS DOCUMENT 0030301045, SAID PARCEL OF LAND BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTH LINE OF SAID LOT 2 IN LAKESHORE EAST SUBDIVISION WITH THE EAST LINE OF N. COLUMBUS DRIVE, AS SAID N. COLUMBUS DRIVE WAS DEDICATED AS A PUBLIC STREET BY DOCUMENT 21925615, RECORDED JUNE 5, 1972, SAID POINT OF INTERSECTION BEING ALSO THE NORTHWEST CORNER OF SAID LOT 2; THENCE EAST ALONG THE NORTH LINE OF SAID LOT 2, SAID NORTH LINE BEING PERPENDICULAR TO THE EAST LINE OF N. COLUMBUS DRIVE, A DISTANCE OF 160.57 FEET TO THE SOUTHWEST CORNER OF LOT 3A IN SAID LAKESHORE EAST SUBDIVISION; THENCE NORTH ALONG THE WEST LINE OF LOTS 3A AND 3B. SAID WEST LINE BEING PERPENDICULAR TO SAID NORTH LINE OF LOT 2, A DISTANCE OF 146.62 FEET TO THE NORTHWEST CORNER OF SAID LOT 3B; THENCE EAST ALONG THE NORTH LINE OF LOTS 3B AND 3C, SAID NORTH LINE BEING PERPENDICULAR TO THE WEST LINE OF LOTS 3A AND 3B, A DISTANCE OF 221.17 FEET TO AN INTERSECTION WITH THE WEST LINE OF LOT 4, SAID POINT OF INTERSECTION BEING ALSO THE NORTHEAST CORNER OF SAID LOT 3C; THENCE NORTH ALONG THE WEST LINE OF SAID LOT 4, A DISTANCE OF 141.11 FEET TO THE NORTHWEST CORNER OF SAID LOT 4; THENCE SOUTHEASTWARDLY ALONG THE NORTHERLY LINE OF SAID LOT 4, SAID NORTHERLY LINE BEING ALSO THE SOUTHERLY LINE OF E. WACKER DRIVE, AS DEDICATED BY DOCUMENT 21925615, RECORDED JUNE 5, 1972, A DISTANCE OF 60.19 FEET TO AN INTERSECTION WITH A LINE WITH IS 60.00 FEET EAST OF AND PARALLEL WITH SAID WEST LINE OF LOT 4; THENCE SOUTH ALONG THE LAST DESCRIBED PARALLEL LINE, A DISTANCE OF 207.07 FEET TO AN INTERSECTION WITH THE SOUTH LINE OF SAID LOT 4; THENCE WEST ALONG THE SOUTH LINE OF SAID LOT 4, A DISTANCE OF 60.00 FEET TO THE SOUTHWEST CORNER OF SAID LOT 4, BEING ALSO THE NORTHEAST CORNER OF SAID LOT 3D; THENCE SOUTH ALONG THE EAST LINE OF LOT 3D, A DISTANCE OF 75.84 FEET TO AN INTERSECTION WITH THE NORTH LINE OF SAID LOT 15, SAID POINT OF INTERSECTION BEING ALSO THE SOUTHEAST CORNER OF SAID LOT 3D; THENCE EAST ALONG THE NORTH LINE OF SAID LOT 15, A DISTANCE OF 18.40 FEET TO AN INTERSECTION WITH A LINE WHICH IS 41.60 FEET, MEASURED PERPENDICULARLY, WEST OF AND PARALLEL WITH THE EAST LINE OF LOT 15; THENCE SOUTH ALONG THE LAST DESCRIBED PARALLEL LINE A DISTANCE OF 62.16 FEET TO THE NORTH LINE OF F. SOUTH WATER STREET, AS DEDICATED BY SAID PLAT OF LAKESHORE EAST SUBDIVISION; THENCE WEST ALONG SAID NORTH LINE, A DISTANCE OF 55.14 FEET TO AN INTERSECTION WITH THE WEST LINE OF N. PARK DRIVE, AS SAID N. PARK DRIVE WAS DEDICATED BY SAID PLAT OF LAKESHORE EAST SUBDIVISION; THENCE SOUTH ALONG SAID WEST LINE, SAID WEST LINE BEING ALSO THE EAST LINE OF LOT 15, A DISTANCE OF 311.53 FEET TO AN INTERSECTION WITH A LINE WHICH IS 95.18 FEET NORTH OF AND

PARALLEL WITH THE SOUTH LINES OF LOT 1 AND 15; THENCE WEST ALONG THE LAST DESCRIBED PARALLEL LINE, A DISTANCE OF 345.00 FEET TO AN INTERSECTION WITH TILE WEST LINE OF SAID LOT 1, SAID WEST LINE BEING ALSO THE EAST LINE OF N. COLUMBUS DRIVE AS DEDICATED; THENCE NORTH ALONG SAID WEST LINE OF LOT 1, A DISTANCE OF 66.00 FEET; THENCE EAST ALONG A LINE PERPENDICULAR TO SAID WEST LINE OF LOT 1, A DISTANCE OF 90.00 FEET TO THE SOUTHWEST CORNER OF SAID LOT 1A IN LAKESHORE EAST SUBDIVISION; THENCE NORTH ALONG THE WEST LINE OF LOT 1A, A DISTANCE OF 160.00 FEET TO THE NORTHWEST CORNER OF SAID LOT 1A; THENCE WEST ALONG A LINE PERPENDICULAR TO THE LAST DESCRIBED LINE, A DISTANCE OF 90.00 FEET TO THE WEST LINE OF SAID LOT 2, SAID WEST LINE BEING ALSO THE EAST LINE OF N. COLUMBUS DRIVE; THENCE NORTH ALONG SAID WEST LINE OF LOT 2, A DISTANCE OF 147.70 FEET TO THE POINT OF BEGINNING.

ALSO

THAT PART OF THE PROPERTY AND SPACE LYING ABOVE A HORIZONTAL PLANE HAVING AN ELEVATION OF 44.00 FEET ABOVE CHICAGO CITY DATUM AND LYING WITHIN THE BOUNDARIES, PROJECTED VERTICALLY, OF THAT PART OF SAID LANDS LYING EAST OF AND ADJOINING FORT DEARBORN ADDITION TO CHICAGO BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON SAID EAST LINE OF N. COLUMBUS DRIVE AS DEDICATED BY DOCUMENT 21925615, RECORDED JUNE 5, 1972 WHICH POINT IS 147.70 FEET, AS MEASURED ALONG SAID EAST LINE, SOUTH OF THE NORTHWEST CORNER OF SAID LOT 2 IN LAKESHORE EAST SUBDIVISION; THENCE EAST ALONG A LINE PERPENDICULAR TO SAID EAST LINE OF N. COLUMBUS DRIVE, A DISTANCE OF 90.00 FEET; THENCE SOUTH ALONG A LINE PARALLEL WITH SAID EAST LINE OF N. COLUMBUS DRIVE. A DISTANCE OF 160.00 FEET; THENCE WEST ALONG A LINE PERPENDICULAR TO THE LAST DESCRIBED LINE, A DISTANCE OF 90.00 FEET TO SAID EAST LINE OF N. COLUMBUS DRIVE; THENCE NORTH ALONG SAID EAST LINE. A DISTANCE OF 160.00 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THE FOLLOWING 4 DESCRIBED PARCELS:

PARCEL A:

THAT PART OF LOT 3C IN LAKESHORE EAST SUBDIVISION, BEING A SUBDIVISION OF PART OF LANDS LYING EAST OF AND ADJOINING FORT DEARBORN ADDITION TO CHICAGO, SAID ADDITION BEING IN THE SOUTHWEST FRACTIONAL QUARTER OF SECTION 10, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, LLLINOIS, ACCORDING TO THE PLAT OF SAID LAKESHORE EAST SUBDIVISION, RECORDED MARCH 4, 2003 AS DOCUMENT 0030301045, LYING ABOVE A HORIZONTAL PLANE HAVING AN ELEVATION OF 31.75 FEET ABOVE CHICAGO CITY DATUM, AND BELOW A HORIZONTAL PLANE HAVING AN ELEVATION OF 41.00 FEET ABOVE CHICAGO CITY DATUM, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT 20.06 FEET SOUTH FROM THE NORTH LINE AND 23.48 FEET WEST FROM THE EAST LINE OF LOT 3C AFORESAID;

THENCE WEST, PERPENDICULAR TO SAID EAST LINE OF LOT 3C, A DISTANCE OF 8.92 FEET; THENCE SOUTH, PERPENDICULAR TO THE LAST DESCRIBED LINE, 4.60 FEET; THENCE WEST, PERPENDICULAR TO THE LAST DESCRIBED LINE, 9.90 FEET; THENCE NORTH, PERPENDICULAR TO THE LAST DESCRIBED LINE, 17.10 FEET; THENCE EAST, PERPENDICULAR TO THE LAST DESCRIBED LINE, 18.82 FEET; THENCE SOUTH,

PERPENDICULAR TO THE LAST DESCRIBED LINE, 12.50 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY ILLINOIS.

PARCEL B:

THAT PART OF LOTS 3C AND 3D IN LAKESHORE EAST SUBDIVISION, BEING A SUBDIVISION OF PART OF LANDS LYING EAST OF AND ADJOINING FORT DEARBORN ADDITION TO CHICAGO, SAID ADDITION BEING IN THE SOUTHWEST FRACTIONAL QUARTER OF SECTION 10, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, LLLINOIS, ACCORDING TO THE PLAT OF SAID LAKESHORE EAST SUBDIVISION, RECORDED MARCH 4, 2003 AS DOCUMENT 0030301045, LYING ABOVE A HORIZONTAL PLANE HAVING AN ELEVATION OF 37.05 FEET ABOVE CHICAGO CITY DATUM, AND BELOW A HORIZONTAL PLANE HAVING AN ELEVATION OF 41.00 FEET ABOVE CHICAGO CITY DATUM, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT 70.36 FEET SOUTH FROM THE NORTH LINE AND 16.86 FEET WEST FROM THE WEST LINE OF LOT 3C AFORESAID;

THENCE SOUTH, PARALLEL WITH THE EAST LINE OF LOTS 3C AND 3D AFORESAID, 35.00 FEET; THENCE WEST, PERPENDICULAR TO SAID EAST LINE OF LOT 3D, 1.50 FEET; THENCE NORTH, PERPENDICULAR TO THE LAST DESCRIBED LINE, 9.85 FEET; THENCE WEST, PERPENDICULAR TO THE LAST DESCRIBED LINE, 10.95 FEET; THENCE SOUTH, PERPENDICULAR TO THE LAST DESCRIBED LINE, 9.85 FEET; THENCE WEST, PERPENDICULAR TO THE LAST DESCRIBED LINE, 1.50 FEET; THENCE NORTH, PERPENDICULAR TO THE LAST DESCRIBED LINE, 35.00 FEET; THENCE EAST, PERPENDICULAR TO THE LAST DESCRIBED LINE, 1.50 FEET; THENCE SOUTH, PERPENDICULAR TO THE LAST DESCRIBED LINE, 7.45 FEET; THENCE EAST, PERPENDICULAR TO THE LAST DESCRIBED LINE, 10.95 FEET; THENCE NORTH, PERPENDICULAR TO THE LAST DESCRIBED LINE, 7.45 FEET; THENCE EAST, PERPENDICULAR TO THE LAST DESCRIBED LINE, 1.50 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL C:

(UPPER LEVEL)

THAT PART OF LOT 3 IN LAKESHORE EAST SUBDIVISION, BEING A SUBDIVISION OF PART OF LANDS LYING EAST OF AND ADJOINING FORT DEARBORN ADDITION TO CHICAGO, SAID ADDITION BEING IN THE SOUTHWEST FRACTIONAL QUARTER OF SECTION 10, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, LLLINOIS, ACCORDING TO THE PLAT OF SAID LAKESHORE EAST SUBDIVISION, RECORDED MARCH 4, 2003 AS DOCUMENT 0030301045, LYING ABOVE A HORIZONTAL PLANE HAVING AN ELEVATION OF 53.43 FEET ABOVE CHICAGO CITY DATUM, AND BELOW A HORIZONTAL PLANE HAVING AN ELEVATION OF 66.43 FEET ABOVE CHICAGO CITY DATUM, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT 32.12 FEET NORTH FROM THE SOUTH LINE AND 14.85 FEET EAST FROM THE WEST LINE OF LOT 3 AFORESAID;

THENCE NORTH, PARALLEL WITH THE WEST LINE OF SAID LOT 3, A DISTANCE OF 7.30 FEET; THENCE EAST, PERPENDICULAR TO THE LAST DESCRIBED LINE, 32.00 FEET; THENCE SOUTH, PERPENDICULAR TO THE LAST DESCRIBED LINE, 7.30 FEET; THENCE WEST, PERPENDICULAR TO THE LAST DESCRIBED LINE, 32.00 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY ILLINOIS.

PARCEL D:
(UPPER LEVEL)

THAT PART OF LOT 3 IN LAKESHORE EAST SUBDIVISION, BEING A SUBDIVISION OF PART OF LANDS LYING EAST OF AND ADJOINING FORT DEARBORN ADDITION TO CHICAGO, SAID ADDITION BEING IN THE SOUTHWEST FRACTIONAL QUARTER OF SECTION 10, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, ACCORDING TO THE PLAT OF SAID LAKESHORE EAST SUBDIVISION, RECORDED MARCH 4, 2003 AS DOCUMENT 0030301045, LYING ABOVE A HORIZONTAL PLANE HAVING AN ELEVATION OF 57.25 FEET ABOVE CHICAGO CITY DATUM, AND BELOW A HORIZONTAL PLANE HAVING AN ELEVATION OF 100.00 FEET ABOVE CHICAGO CITY DATUM, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF LOT 3 IN SAID LAKESHORE EAST SUBDIVISION;

THENCE SOUTH ALONG THE EAST LINE OF SAID LOT 3, A DISTANCE OF 107.20 FEET TO A LINE 39.42 FEET NORTH OF AND PARALLEL WITH THE SOUTH LINE OF SAID LOT 3;

THENCE WEST ALONG SAID PARALLEL LINE, PERPENDICULAR TO THE EAST LINE OF SAID LOT 3, A DISTANCE OF 206.32 FEET TO A LINE 14.85 FEET EAST OF AND PARALLEL WITH THE WEST LINE OF SAID LOT 3;

THENCE NORTH ALONG SAID PARALLEL LINE, PERPENDICULAR TO THE LAST DESCRIBED COURSE, 107.20 FEET TO THE NORTH LINE OF LOT 3 AFORESAID;

THENCE EAST ALONG THE NORTH LINE OF SAID LOT 3, AND PERPENDICULAR TO THE WEST LINE OF LOTS 3A AND 3B, A DISTANCE OF 206.32 FEET TO THE POINT OF BEGINNING;

TOGETHER WITH

(LOWER LEVEL):

THAT PART OF LOTS 3, 3A, 3B, 3C AND 3D IN LAKESHORE EAST SUBDIVISION, BEING A SUBDIVISION OF PART OF LANDS LYING EAST OF AND ADJOINING FORT DEARBORN ADDITION TO CHICAGO, SAID ADDITION BEING IN THE SOUTHWEST FRACTIONAL QUARTER OF SECTION 10, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, LLL1NOIS, ACCORDING TO THE PLAT OF SAID LAKESHORE EAST SUBDIVISION, RECORDED MARCH 4, 2003 AS DOCUMENT 0030301045, LYING ABOVE A HORIZONTAL PLANE HAVING AN ELEVATION OF 41.00 FEET ABOVE CHICAGO CITY DATUM, AND LYING BELOW A HORIZONTAL PLANE HAVING AN ELEVATION OF 57.25 FEET ABOVE CHICAGO CITY DATUM, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTH LINE OF LOTS 3 AND 3B IN SAID LAKESHORE EAST SUBDIVISION, 13.51 FEET EAST OF THE NORTHWEST CORNER OF SAID LOTS 3 AND 3B;

THENCE EAST ALONG THE NORTH LINE OF SAID LOTS 3, 3B AND 3C, AND ITS EASTERLY EXTENSION, A DISTANCE OF 207.66 TO THE NORTHEAST CORNER OF LOTS 3 AND 3C AFORESAID;

THENCE SOUTH ALONG THE EAST LINE OF SAID LOTS, 146.62 FEET TO THE SOUTHEAST CORNER OF SAID LOTS 3 AND 3D;

THENCE WEST ALONG THE SOUTH LINE OF SAID LOTS 3, 3D AND 3A, A DISTANCE OF 105.36 FEET TO A LINE 115.81 FEET EAST FROM AND PARALLEL WITH THE WEST LINE OF SAID LOTS 3, 3A AND 3B;

THENCE NORTH ALONG SAID PARALLEL LINE, 39.42 FEET TO A LINE 39.42 FEET NORTH OF AND PARALLEL WITH THE SOUTH LINE OF SAID LOTS 3, 3A AND 3B;

THENCE WEST ALONG SAID PARALLEL LINE, 102.30 FEET TO A LINE 13.51 FEET EAST FROM AND PARALLEL WITH THE WEST LINE OF SAID LOTS 3, 3A AND 3B, BEING ALSO THE CENTERLINE OF AN INTERIOR STRUCTURAL WALL;

THENCE NORTH ALONG SAID PARALLEL LINE AND THE CENTERLINE OF SAID STRUCTURAL WALL, 107.20 FEET TO THE NORTH LINE OF LOTS 3 AND 3B AFORESAID AND THE POINT OF BEGINNING;

ALSO

THAT PART OF LOTS 3 AND 3A IN LAKESHORE EAST SUBDIVISION, BEING A SUBDIVISION OF PART OF LANDS LYING EAST OF AND ADJOINING FORT DEARBORN ADDITION TO CHICAGO, SAID ADDITION BEING IN THE SOUTHWEST FRACTIONAL QUARTER OF SECTION 10, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, LLLINOIS, ACCORDING TO THE PLAT OF SAID LAKESHORE EAST SUBDIVISION, RECORDED MARCH 4, 2003 AS DOCUMENT 0030301045, LYING ABOVE A HORIZONTAL PLANE HAVING AN ELEVATION OF 41.00 FEET ABOVE CHICAGO CITY DATUM, AND LYING BELOW AN INCLINE PLANE HAVING AN ELEVATION OF 57.25 FEET ABOVE CHICAGO CITY DATUM ALONG THE EAST LINE AND AN ELEVATION OF 53.17 FEET ABOVE CHICAGO CITY DATUM ALONG THE WEST LINE OF THE FOLLOWING PARCEL, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING ON THE SOUTH LINE OF LOTS 3 AND 3A AFORESAID AT A POINT 53.17 FEET EAST OF THE SOUTHWEST CORNER THEREOF;

THENCE NORTH PERPENDICULAR TO THE SOUTH LINE OF LOTS 3 AND 3A AFORSAID, 39.42 FEET TO A LINE 39.42 FEET NORTH FROM AND PARALLEL WITH SAID SOUTH LINE OF LOTS;

THENCE EAST ALONG SAID PARALLEL LINE, 62.64 FEET TO A LINE 115.81 FEET EAST FROM AND PARALLEL WITH THE WEST LINE OF SAID LOTS 3 AND 3A;

THENCE SOUTH ALONG SAID PARALLEL LINE, 39.42 FEET TO THE SOUTH LINE OF SAID LOTS 3 AND 3A;

THENCE WEST ALONG THE SOUTH LINE OF SAID LOTS, 62.64 FEET TO THE POINT OF BEGINNING;

ALSO

THAT PART OF LOTS 3 AND 3A IN LAKESHORE EAST SUBDIVISION, BEING A SUBDIVISION OF PART OF LANDS LYING EAST OF AND ADJOINING FORT DEARBORN ADDITION TO CHICAGO, SAID ADDITION BEING IN THE SOUTHWEST FRACTIONAL QUARTER OF SECTION 10, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, LLLINOIS, ACCORDING TO THE PLAT OF SAID LAKESHORE EAST SUBDIVISION, RECORDED MARCH 4, 2003 AS DOCUMENT 0030301045, LYING ABOVE A HORIZONTAL PLANE HAVING AN ELEVATION OF 41.00 FEET ABOVE CHICAGO CITY DATUM, AND LYING BELOW AN INCLINE PLANE HAVING AN ELEVATION OF 53.17 FEET ABOVE CHICAGO CITY DATUM AT THE NORTHEAST CORNER AND AN ELEVATION OF 52.42 FEET ABOVE CHICAGO CITY DATUM AT THE SOUTHWEST CORNER OF THE FOLLOWING PARCEL, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING ON THE SOUTH LINE OF LOTS 3 AND 3A AFORESAID AT A POINT 13.51 FEET EAST OF THE SOUTHWEST CORNER THEREOF, BEING ALSO THE CENTERLINE OF AN INTERIOR STRUCTURAL WALL;

THENCE NORTH ALONG SAID CENTERLINE, BEING ALSO A LINE 13.51 EAST FROM AND PARALLEL WITH THE WEST LINE OF LOTS 3 AND 3A AFORSAID, 39.42 FEET TO A LINE 39.42 FEET NORTH FROM AND PARALLEL WITH SAID SOUTH LINE OF LOTS;

THENCE EAST ALONG SAID PARALLEL LINE, 39.66 FEET TO A LINE 53.17 FEET EAST FROM AND PARALLEL WITH THE WEST LINE OF SAID LOTS 3 AND 3A;

THENCE SOUTH ALONG SAID PARALLEL LINE, 39.42 FEET TO THE SOUTH LINE OF SAID LOTS 3 AND 3A;

THENCE WEST ALONG THE SOUTH LINE OF SAID LOTS, 39,66 FEET TO THE POINT OF BEGINNING;

ALSO

THE WEST 60.00 FEET OF LOT 4 LYING SOUTH OF THE EASTERLY EXTENSION OF THE NORTH LINE OF LOT 3 IN LAKESHORE EAST SUBDIVISION, BEING A SUBDIVISION OF PART OF LANDS LYING EAST OF AND ADJOINING FORT DEARBORN ADDITION TO CHICAGO, SAID ADDITION BEING IN THE SOUTHWEST FRACTIONAL QUARTER OF SECTION 10, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, LLLINOIS, ACCORDING TO THE PLAT OF SAID LAKESHORE EAST SUBDIVISION, RECORDED MARCH 4, 2003 AS DOCUMENT 0030301045, AND LYING ABOVE A HORIZONTAL PLANE HAVING AN ELEVATION OF 41.00 FEET ABOVE CHICAGO CITY DATUM, AND LYING BELOW AN INCLINE PLANE HAVING AN ELEVATION OF 55.33 FEET ABOVE CHICAGO CITY DATUM ALONG SAID THE EASTERLY EXTENSION OF THE NORTH LINE OF LOT 3 AND AN ELEVATION OF 57.25 FEET ABOVE CHICAGO CITY DATUM ALONG THE SOUTH LINE OF SAID LOT 4;

ALL IN COOK COUNTY, ILLINOIS.

PARCEL 2:

(APPURTENANT TO AND BURDENS ALL LOTS IN LAKESHORE EAST SUBDIVISION.)

NON-EXCLUSIVE EASEMENT APPURTENANT TO AND FOR THE BENEFIT OF PARCEL I, INCLUDING EASEMENTS FOR ACCESS TO IMPROVEMENTS BEING CONSTRUCTED OVER TEMPORARY CONSTRUCTION EASEMENT AREAS, FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS ON, OVER THROUGH AND ACROSS THE STREETS, AND TO UTILIZE THE UTILITIES AND UTILITY EASEMENTS, IN AND UPON LOTS AND PARTS OF LOTS IN LAKESHORE EAST SUBDIVISION AFOREMENTIONED, ALL AS MORE PARTICULARLY DEFINED, DESCRIBED AND CREATED BY DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS FOR LAKESHORE EAST MADE BY AND BETWEEN LAKESHORE EAST LLC, LAKESHORE EAST PARCEL P LLC, AND ASN LAKESHORE EAST LLC DATED AS OF JUNE 26, 2002 AND RECODED JULY 2, 2002 AS DOCUMENT 0020732020 AND AS AMENDED BY FIRST AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS FOR LAKESHORE EAST EXECUTED BY LAKESHORE EAST LLC DATED AS OF MARCH 3,2003 AND RECORDED MARCH 7,2003 AS DOCUMENT 0030322531, AND AS AMENDED BY SECOND AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS FOR LAKESHORE EAST EXECUTED BY LAKESHORE EAST LLC DATED AS OF NOVEMBER 12, 2004 AND RECORDED NOVEMEBER 19, 2004 AS DOCUMENT 0432427091, AND RE-RECORDED JANUARY 19, 2005 AS DOCUMENT NUMBER 0501919098. AND FURTHER AMENDED BY THIRD AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS, AND EASEMENTS FOR LAKESHORE EAST EXECUTED BY LAKESHORE EAST LLC DATED AS OF FEBRUARY 24, 2005 AND RECORDED FEBRUARY 25, 2005 AS DOCUMENT 0505632009, AND FURTHER AMENDED BY FOURTH AMENDMENT TO DECLARATION OF COVENANTS, RESTRICTIONS. AND EASEMENTS FOR LAKESHORE EAST EXECUTED BY LAKESHORE EAST LLC DATED AS OF FEBRUARY 24, 2005 AND RECORDED FEBRUARY 25, 2005 AS DOCUMENT 0505632012, AND FURTHER AMENDED BY FIFTH AMENDMENT TO THE DECLARATION OF COVENANTS. RESTRICTIONS AND EASEMENTS FOR LAKESHORE EAST EXECUTED BY LAKESHORE EAST LLC DATED AS OF OCTOBER 27,

2006 AND RECORDED NOVEMBER 9, 2006 AS DOCUMENT 0631333004 AND ALSO RE-RECORDED ON FEBRUARY 9, 2007 AS DOCUMENT 0704044062, AND AS SUPPLEMENTED BY NOTICE OF SATISFACTION OF CONDITIONS RELATED TO FIFTH AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS FOR LAKESHORE EAST LLC, DATED AS OF FEBRUARY 9, 2007 AND RECORDED MAY 22, 2007 AS DOCUMENT 00714222037.

PARCEL 3:

(APPURTENANT TO AND BURDENS LOTS I AND 2 IN LAKESHORE EAST SUBDIVISION)

EXCLUSIVE AND NON-EXCLUSIVE EASEMENTS APPURTENANT INCLUDING PARKING AND USE EASEMENT AND MAINTENANCE EASEMENT ALL MORE PARTICULARLY DEFINED IN THE FIRST AMENDMENT TO PARCELS I AND 2 DEVELOPMENT AND EASEMENT AGREEMENT DATED OCTOBER 27, 2006 AND RECORDEDNOVEMBER 9,2006 AS DOCUMENT 061333002 AND AS SUPPLEMENTED BY NOTICE OF SATISFACTION OF CONDITIONS RELATING TO FIFTH AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS FOR LAKESHORE EAST AND FIRST AMENDMENT TO PARCELS 1 AND 2 DEVELOPMENT AND EASEMENT AGREEMENT RECORDED MAY 22, 2007 AS DOCUMENT NUMBER 0714222037.

PARCEL 4:

COMMONWEALTH EDISION EASEMENT DATED AS OF JUNE 26, 2002 AND RECORDED JULY 2, 2002 AS DOCUMENT 0020732345 AND AS AMENDED AND RESTATED BY FIRST AMENDMENT TO AND RESTATEMENT OF COM ED SUPPORT EASEMENT RECORDED JUNE 11, 2007 AS DOCUMENT 0716240042.

PARCEL 5:

EASEMENTS FOR UTILITIES, EXCLUSIVE PARKING SPACES, MAINTENANCE OF EXISTING ENCROACHMENTS, ACCESS, EMERGENCY PEDESTRIAN EGRESS AND AIR INTAKE VERTICALLY WITHIN THE COM ED UTILITY EASEMENT AREA. THE COM ED PARKING AND ACCESS EASEMENT AREA, AND OTHER DEFINED AREAS, AS CONTAINED TN COM ED EASEMENT AGREEMENT DATED AS OF JUNE 26, 2002 AND RECORDED JULY 2, 2002 AS DOCUMENT 0020732346 MADE BY AND BETWEEN ASN LAKESHORE EAST LLC, LAKESHORE EAST PARCEL P LLC, AND COMMONWEALTH EDISON COMPANY, AND AS AMENDED BY FIRST AMENDMENT TO AND RESTATEMENT OF COM ED EASEMENT AGREEMENT RECORDED JUNE 11, 2007 AS DOCUMENT 0716240043. (APPURTENANT TO LOTS 1, 2 AND UNDERLYING EASEMENT PARCEL 2 AND 3).